FIRST AMENDED AND RESTATED LOAN AGREEMENT

THIS FIRST AMENDED AND RESTATED LOAN AGREEMENT (“Agreement”) is entered into as of August 31, 2009 by and between FIRST NATIONAL BANK OF OMAHA, N.A., a national banking association (“First National”) as a Lender, Administrative Agent and Collateral Agent for the Lenders, as a Lender, Bank Midwest, N.A., a national banking association (“Bank Midwest”) as a Lender, Crawford County Trust & Savings, a State banking association (“Crawford County”) as a Lender, Quad City Bank & Trust Co., a State banking association (“Quad City”) as a Lender, and the other Lenders a party hereto from time to time, and SUMMIT HOTEL PROPERTIES, LLC (“Summit Hotel”), a South Dakota limited liability company and SUMMIT HOSPITALITY V, LLC (“Summit Hospitality”), a South Dakota limited liability company. First National, Bank Midwest, Crawford County, Quad City and the other lenders a party hereto from time to time may be hereinafter collectively referred to as the “Lenders” and individually as a “Lender”. Summit Hotel and Summit Hospitality may be collectively referred to hereinafter as the “Borrowers” and individually as a “Borrower”. The Administrative Agent and the Collateral Agent for the Lenders may be hereinafter collectively referred to as the “Agent”.

WHEREAS, the Borrowers, the Agent, and certain of the Lenders are parties to a Loan Agreement, dated as of June 24, 2005, as amended (as so amended and as in effect prior to the date hereof, the “Current Credit Agreement”), pursuant to which the Lenders party thereto have made loans available to the Borrowers;

WHEREAS, the Borrowers have requested that the Current Credit Agreement be amended and restated on the terms and conditions set forth herein;

WHEREAS, it is intended that the indebtedness of the Borrowers under this Agreement be a continuation of the indebtedness of the Borrowers under the Current Credit Agreement; and

WHEREAS, under the terms and conditions of and subject to the limitations contained in this Agreement, Lenders have approved financial accommodations in the maximum principal amount of the lesser of (i) the aggregate Commitments from Lenders or (ii) $35,000,000.00. The Loans will consist of Pool One Loans and Pool Two Loans as provided for in this Agreement.

NOW, THEREFORE, in consideration of the mutual covenants and agreements contained in this Agreement and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

ARTICLE I
Loans

1.1. Definitions. Certain capitalized terms not otherwise defined in the body of this Agreement shall have the meanings given to such terms in Exhibit A attached hereto and incorporated herein by reference.

1.2. Loans. Subject to the terms of this Agreement and the maximum amount available under the Pool One Loan Formula for Pool One Advances and Pool Two Loan Formula for Pool Two Loans, Lenders severally agree to lend Borrowers, from time to time until the termination hereof, such sums as a Borrower may request, but which shall not exceed in the aggregate principal amount at any time outstanding the lesser of (i) the aggregate Commitments from Lenders, and (ii) Thirty-Five Million and No/100 Dollars ($35,000,000.00). In no event shall the outstanding principal amount of the Loans exceed the aggregate Commitments from Lenders. The Loans will consist of Pool One Loans and Pool Two Loans. In addition, the aggregate Commitments will be reduced by the outstanding principal amount of Loans extended under the Current Loan Agreement.

1.3. Pool One Loans. Subject to the terms of this Agreement, the maximum amount available under the Pool One Loan Formula and the aggregate Commitments, Lenders severally agree to lend Borrowers, from time to time until the termination hereof, such sums as a Borrower may request under a Notice of Borrowing for a Pool One Loan. In no event shall a Pool One Advance exceed the Pool One Loan Formula or the aggregate Commitments from Lenders then available for borrowing. Subject to the conditions and limitations set forth in this Agreement, Pool One Advances will be made to the Borrowers, from time to time during the period commencing on the date hereof to, but not including, the Termination Date, unless renewed by written agreement between Lenders and Borrowers. In addition to the foregoing, availability for Pool One Advances shall be deemed to automatically terminate if the occurrence of an Event of Default (as defined under Article VI hereof) causes the Loans to become immediately due and payable. Each Pool One Advance made by Lenders shall be evidenced by a Pool One Note, which along with this Agreement, the Pool Two Notes, Security Agreements, the Amended and Restated Security Agreements, Mortgages and/or any other loan document executed in connection with the Loans, and all modifications, amendments, restatements and replacements thereof, shall be hereinafter collectively referred to as the “Loan Documents”.

1.4. Pool Two Loans. Subject to the terms of this Agreement, the maximum amount available under the Pool Two Loan Formula, the aggregate Commitments and the satisfaction of the Conversion Requirements, a Borrower may request from Lenders Pool Two Loans as initial loans under this Agreement or as the conversion of a Pool One Loan to a Pool Two Loan on or before the maturity date of a Pool One Loan. Subject to the conditions and limitations set forth in this Agreement, Pool Two Loans will be made to the Borrowers severally by Lenders, from time to time during the period commencing on the date hereof to, but not including, the Termination Date, unless renewed by written agreement between Lenders and Borrowers. In addition to the foregoing, the obligation of Lenders to make Pool Two Loans shall be deemed to automatically terminate if the occurrence of an Event of Default causes the Loans to become immediately due and payable. Each Pool Two Loan made by Lenders shall be evidenced by a Pool Two Note. A Borrower may only convert a Pool One Loan to a Pool Two Loan and Lenders will only make Pool Two Loans to the requesting Borrower as original loans if all of the following requirements and conditions are met (the “Conversion Requirements”):

(a) The principal amount of a Pool Two Loan increased to the nearest multiple of $100,000.00 shall not exceed sixty-five percent (65%) of the lesser of (i) the Appraised Value of the Hotel acquired with the proceeds of the Pool One Loan being converted to the Pool Two Loan or the Hotel securing the Pool Two Loan if the Pool Two Loan is an initial loan under this Agreement and (ii) the Project Costs of the Hotel acquired with the proceeds of the Pool One Loan being converted to the Pool Two Loan or the Project Costs of the Hotel securing the Pool Two Loan if the Pool Two Loan is an initial loan under this Agreement, provided, however, that notwithstanding the foregoing, without the prior written consent of the Required Lenders, the amount of a Pool Two Loan shall not exceed one hundred twenty percent (120%) of the purchase price of the Hotel acquired with such Pool One Advance being converted to a Pool Two Loan or the Hotel securing the Pool Two Loan if the Pool Two Loan is an initial loan under this Agreement. Notwithstanding the foregoing, only with respect to a Hotel to which the applicable Borrower will make major capital expenditures due to major renovations (a major renovation being an expenditure of $3,500 or more on each room of such Hotel for renovations within the 36 month period prior to the date of determination or the 6 month period thereafter) of such Hotel (a “Renovated Hotel”) and which has either secured a Pool Two Loan which has been outstanding for one year or the acquisition of which was financed by a Pool One Loan which has been outstanding for at least one year, (i) a Borrower may refinance the original Pool Two Loan secured with such Renovated Hotel only in the maximum principal amount increased to the nearest multiple of $100,000.00 equal to or less than sixty-five percent (65%) of the Appraised Value of such Renovated Hotel, and (ii) if a Borrower desires to refinance the Pool One Loan which financed the acquisition of a Renovated Hotel with a Pool Two Loan, then the principal amount of such Pool Two Loan increased to the nearest multiple of $100,000.00 must be equal to or less than sixty-five percent (65%) of the Appraised Value of such Renovated Hotel. However, the foregoing one (1) year waiting requirement with respect to a Renovated Hotel being converted to a Pool Two Loan will not apply if the Renovated Hotel has been owned by the applicable Borrower in excess of three (3) years; provided, that the maximum principal amount of the Pool Two Loan secured by such Renovated Hotel may not exceed sixty-five percent (65%) of the Appraised Value of such Renovated Hotel. The foregoing is referred to in the Agreement as the “Pool Two Loan Formula”.

(b) The Hotel acquired with the proceeds of the Pool One Loan being converted to the Pool Two Loan or the Hotel securing the Pool Two Loan individually must have a Debt Service Coverage Ratio, based on a trailing twelve (12) month cash flow of such Hotel, of not less than 1.25;

(c) No Event of Default has occurred and is continuing;

(d) Sufficient Commitments are available to fund the Pool Two Loan if the Pool Two Loan is an initial loan and not a refinance of a Pool One Loan; and

(e) Borrowers are in compliance with the financial covenants set forth below, both before and after conversion of the Pool One Loan to a Pool Two Loan or the making of the Pool Two Loan as an initial loan under this Agreement, all as evidenced and detailed by a Pool Two Certificate substantially in the form contained in Schedule 1.8 attached hereto and incorporated herein by reference, which Borrowers shall deliver to the Agent as part of a request for a Pool Two Loan.

1.5. Notes. To evidence Pool One Loans, the applicable Borrower shall execute and deliver to Agent Pool One Notes payable to Lenders substantially in the form of the Pool One Note attached hereto as Exhibit B and incorporated herein by reference. Each Pool One Note shall mature and be due and payable in full in two (2) years after the date of such Pool One Note. To evidence Pool Two Loans, the applicable Borrower shall execute and deliver to Agent Pool Two Notes payable to Lenders substantially in the form of the Pool Two Note attached hereto as Exhibit C and incorporated herein by reference. Each Pool Two Note shall mature and be due and payable in full in five (5) years after the date of such Pool Two Note. The Agent is authorized to record in a manner satisfactory to the Agent, appropriate notations evidencing the date and amount of each Pool One Loan and each Pool Two Loan, the interest rate applicable thereto, the date and amount of each payment, and the interest of each Lender therein, which recording shall constitute prime facie evidence of the accuracy of the information recorded; provided, however, that the failure to make such recordings shall not affect the obligations of Borrowers under the Loans or this Agreement or affect the validity of any Loan.

1.6. Repayment. The Loans shall be repaid as follows:

(a) Pool One Loans. Each Pool One Note shall be payable interest only, with accrued interest paid monthly in arrears. The outstanding principal balance together with accrued and unpaid interest shall be due and payable in full on the second anniversary date of such Pool One Note.

(b) Pool Two Loans. The principal and interest balance of each Pool Two Note shall be payable in fifty-nine (59) equal monthly installments, with the amount of such monthly installments calculated on a twenty (20) year amortization schedule and the interest rate in effect on the date of funding of such Pool Two Note, with the outstanding principal balance together with accrued and unpaid interest due and payable in full on the fifth anniversary date of such Pool Two Note.

All payments due under this Agreement and the other Loan Documents shall be made in immediately available funds to the Agent at its office described in the notice provision of this Agreement unless the Agent gives notice to the contrary. Payments so received at or before 1:00 p.m. Omaha, Nebraska time on any Business Day shall be deemed to have been received by the Agent on that Business Day. Payments received after 1:00 p.m. Omaha, Nebraska time on any Business Day shall be deemed to have been received on the next Business Day, and interest, if payable in respect of such payment, shall accrue thereon until such next Business Day. The Agent shall remit to each Lender its Percentage of all payments of principal and interest received by the Agent no later than the next Business Day after the Agent is deemed to have received such payment.

1.7. Interest.

(a) The principal balance of each Pool One Note shall bear interest at a variable per annum rate equal to the greater of (i) the LIBOR Rate plus four percent (4%), fixed for interest periods of ninety (90) days, or (ii) five and one half percent (51/2%). In no event will Pool One Notes bear interest at a per annum rate less than five and one half percent (51/2%).

(b) The principal balance of each Pool Two Note shall bear interest at a per annum rate equal to the greater of (i) the LIBOR Rate plus four percent (4%), fixed for interest periods of ninety (90) days, or (ii) five and one quarter percent (51/4%). In no event will Pool Two Notes bear interest at a per annum rate less than five and one quarter percent (51/4%).

Interest on the Loans shall be calculated on the number of days outstanding based upon a year consisting of three hundred and sixty (360) days. The LIBOR Rate shall initially be set on the first Business Day on the calendar month of the applicable note, and shall adjust 90 days thereafter to the LIBOR Rate in effect on the first Business Day of the month in which the such 90th day falls. If the Loan is made on any day other than the first Business Day of a month, the initial LIBOR Rate to be in effect until adjustment as provided for above month shall be that 90 day LIBOR rate in effect on the first Business Day of the month of in which the Loan is made. The interest rate charged on any Pool One Notes and Pool Two Notes outstanding under the Current Loan Agreement is hereby amended to the applicable rate provided for in this Section.

All Loans shall bear interest after their maturity date, whether by acceleration or otherwise, at the variable per annum rate of four percent (4%) in excess of the interest rate determined above, but not to exceed the maximum rate allowed by law.

1.8. Notice of Borrowing/Disbursements. A Borrower may request a Pool One Advance or a Pool Two Loan by delivering a notice (a “Notice of Borrowing”) to the Agent not less than thirty (30) Business Days prior to the date of funding of such Pool One Advance or Pool Two Loan. Each Notice of Borrowing shall specify the requested date of such Pool One Advance or Pool Two Loan (which shall be a Business Day), and the amount of such requested Pool One Advance or Pool Two Loan. In addition, with each Notice of Borrowing, with respect to a Pool One Advance, the applicable Borrower will complete and deliver to the Agent a Pool One Certificate for the Hotel securing such Pool One Advance, and the Franchise and address of the Hotel securing such Pool One Advance, and, with respect to a Notice of Borrowing for a Pool Two Loan, a completed Pool Two Certificate for the Hotel securing such Pool Two Loan, and the Franchise and address of the Hotel securing such Pool Two Loan. Each Borrower agrees that the Agent may rely and act upon any Notice of Borrowing Agent receives from an individual who the Agent, absent gross negligence or willful misconduct, believes to be a representative of a Borrower. The Agent will provide the Lenders each Notice of Borrowing received by the Agent.

The Lenders shall, before 1:00 p.m. central time on the date of funding of such Pool One Advance or Pool Two Loan, make available to the Agent at the Agent’s address referred to in this Agreement for notices in same day funds, such Lenders’ Percentage of such Pool One Advance or Pool Two Loan. After the Agent’s receipt of such funds, the Agent will make such funds available to the applicable Borrower as provided for in this Agreement. Notwithstanding the foregoing, unless the Agent shall have received notice from a Lender prior to the date of funding of any Pool One Advance or Pool Two Loan that such Lender will not make available to the Agent such Lender’s Percentage of such Pool One Advance or Pool Two Loan, the Agent may assume that each Lender has made such Percentage available to the Agent on the date of funding of such Pool One Advance or Pool Two Loan in accordance with the first sentence of this paragraph, and the Agent may, in reliance upon such assumption, make available to the applicable Borrower on such date a corresponding amount. If and to the extent a Lender shall not have so made such funds available to the Agent (a “Funding Default”), such Lender agrees to repay to the Agent forthwith on demand such corresponding amount together with interest thereon, for each day from the date such amount is made available to the applicable Borrower until the date such amount is repaid to the Agent, at the customary rate reasonably set by the Agent for the correction of errors among banks. If such Lender shall repay to the Agent such corresponding amount, such amount so repaid shall constitute such Lender’s Percentage in such Pool One Advance or Pool Two Loan, as the case may be, for purposes of this Agreement. Once a Funding Default has occurred, then the Agent shall no longer have the discretion under this Section to make funds available to the applicable Borrower on the assumption that the Lenders will make the corresponding funds available to the Agent. In no event shall the Agent be obligated to advance funds to the Borrowers (and in no event shall any other Lender have any liability to the Borrowers) if a Defaulting Lender fails to advance its share of such funds to the Agent in accordance with the requirements of this Section.

The Agent will deposit the proceeds of any Pool One Advance or Pool Two Loan to the requesting Borrower’s designated deposit account maintained at First National.

1.9. Conditions to Advances. In addition to the conditions precedent set forth in Article VII below, each request for a Loan shall be deemed to constitute a representation by the Borrowers at the time of the request that no Event of Default (as defined in Article VI hereof) exists or is imminent and that the representations and warranties of the Borrowers contained in this Agreement and the other Loan Documents are true in all material respects on or as of the date of such request for a Loan.

1.10. Purpose. Borrowers will use the Pool One Advances to finance the requesting Borrower’s Hotels. Borrowers will use the Pool Two Loans to refinance Pool One Advances at or prior to the maturity of such Pool One Advances and to refinance debt on existing Hotels.

1.11. Minimum Amounts. Each Pool One Advance and Pool Two Loan shall be in a minimum aggregate principal amount of $100,000.00 and integral multiples of $100,000.00 in excess thereof, subject to the maximum amount available for borrowing on Loans as provided for in this Agreement, increased to the nearest $100,000.00 multiple.

1.12. Fees. In consideration for Lenders making the Loans available to Borrowers, Borrowers will jointly and severally pay to the Agent for the pro rata account of Lenders (i) a commitment fee equal to ten (10) basis points of the aggregate Commitments of the Lenders payable in full at the closing of this Agreement. In addition, Borrowers will jointly and severally pay the Agent for the pro rata account of Lenders an unused fee on the unused Commitments available during the period of determination in the amount of .15% per annum, payable quarterly, in arrears. The foregoing fees shall be shared by Lenders pro rata based upon the amount of each Lender’s Commitment and the date such Commitment becomes available to Borrowers bears to the remaining term to the Termination Date. In addition, Borrowers will jointly and severally pay the Agent for the account only of the Agent an annual agency fee equal to twelve and one half (121/2) basis points of the aggregate Commitments of the Lenders payable at the closing of this Agreement and on the first anniversary date of this Agreement.

Additional commitment fees and agency fees which arise due to an increase in a Lender’s Commitment or the adding of a Lender and such added Lender’s Commitment shall also be due at the time such increased Commitment or additional Commitment becomes available to Borrowers for borrowing and shall be prorated based on the amount of the Commitment added by such Lender and the number of days remaining until the Termination Date.

ARTICLE II
Collateral; Reserves

Payment of Borrowers’ obligations hereunder, under the Loans and under the Loan Documents shall be secured and/or supported by the following (hereinafter collectively referred to as the “Collateral”) until all such obligations are fully and finally paid and performed in full:

2.1. Personal Property. The Loans made pursuant to this Agreement and all other indebtedness arising hereunder or in connection herewith shall be collateralized and supported by a security interest, and each Borrower hereby grants to the Agent, a security interest in all of each Borrower’s respective assets associated with or located at a Hotel encumbered with a mortgage or deed of trust to secure the Loans, including, but not limited to, each Borrower’s goods, equipment and inventory, now owned as well as any and all thereof that may hereafter be acquired by such Borrower, and in and to all cash and non-cash proceeds (including, without limitation, insurance proceeds), accessions, accessories and products thereof, and all of such Borrower’s accounts receivable, general intangibles, payment intangibles, software, chattel paper (whether tangible or electronic), deposit accounts, documents, investment property and instruments now owned or hereafter arising or acquired and all cash and non-cash proceeds thereof. Such security interest shall be further evidenced by a security agreement specific to the applicable Borrower’s assets located at the applicable Hotel in form and substance acceptable in all respects to the Agent (the “Security Agreement”). Each Borrower further agrees to authenticate to the Agent and hereby authorizes the Agent to file in all filing offices the Agent deems necessary, appropriate or desirable such financing statements, continuations, assignments or other instruments as may be requested by the Agent at any time and from time to time in order for the Agent to perfect the security interest in the aforementioned Collateral. Borrowers will each execute in favor of and deliver to the Agent a First Amended and Restated Security Agreement which will amend and restate any Security Agreement executed in connection with the Current Loan Agreement.

2.2. Real Property. Contemporaneously with the issuance of a Pool One Note evidencing a Pool One Advance or a Pool Two Note, the applicable Borrower will grant and execute in favor of the Agent a first priority deed of trust or mortgage and assignment of rents and leases on the Hotel acquired with the Pool One Advance or financed or refinanced with the Pool Two Note, with such deed of trust or mortgage in form and substance acceptable to the Agent. Thereafter, such deed of trust or mortgage and assignment of rents and leases shall secure all the Loans.

2.3. Other Documents. Borrowers agree to furnish such information and to execute such other documents or undertake any other acts as may be reasonably necessary to attach, perfect and maintain the security interests and assignments contemplated by this Agreement, or as otherwise reasonably requested by the Agent from time to time.

2.4. Maintenance and Capital Expenditure Reserve. For each Reserve Hotel, each month the applicable Borrower which owns such Hotel will deposit, in a deposit account maintained with the Agent, an amount not less than three percent (3%) of the gross revenues for such Hotel for the prior month to be maintained as a cash reserve for maintenance and capital expenditures (the “Maintenance and Capital Expenditure Reserve”). Borrowers hereby grant the Agent a security interest in the Maintenance and Capital Expenditure Reserve and will execute such documents required by the Agent to create, grant, attach and perfect the Agent’s Lien on such Maintenance and Capital Expenditures Reserve. Borrowers will submit requests for reimbursement or invoices for payment of capital expenditures for Reserve Hotels, and the Agent will not unreasonably deny such requests. Borrowers will be reimbursed from Maintenance and Capital Expenditure Reserve funds within ten (10) days of request.

ARTICLE III
Representations and Warranties

Each Borrower represents and warrants to Lenders (which representations and warranties will survive the delivery of the Notes and shall continue so long as any sums remain outstanding under the Loans, this Agreement or any other Loan Document or Lenders have any Commitments remaining) as follows:

3.1. Standing. Each Borrower is a limited liability company duly organized, validly existing and in good standing under the laws of the State of South Dakota. Each Borrower is duly qualified and is in good standing in every other jurisdiction where such qualification and good standing is required in order to conduct business in such jurisdiction. Each Borrower has the power and authority to own its property and to carry on its business.

3.2. Authority. Each Borrower has the full power and authority to execute and deliver this Agreement and the other Loan Documents, and the same constitute the binding and enforceable obligations of Borrowers in accordance with their terms. No consent or approval of the members or manager of either Borrower or any other Person, creditor, governmental department, agency or body are required as a condition to the effectiveness and validity of the Loan Documents. The execution of and performance by each Borrower of its obligations under the Loan Documents to which it is a party has been duly authorized by all appropriate and required limited liability company proceedings and action and will not violate, conflict with or contravene any provisions (i) of law or any regulation, order, writ, judgment, injunction, decree, permit, or license applicable to such Borrower or any of such Borrower’s property, or (ii) of such Borrower’s Articles of Organization, Operating Agreement or any members’ agreement or other governing or organizational agreement of such Borrower or such Borrower’s members.

3.3. Litigation. There are no actions, suits, arbitration proceedings or other proceedings of any nature pending or, to the knowledge of either Borrower, threatened, or any basis therefor, against or affecting either Borrower or any Collateral at law or in equity, in any court or before any governmental department or agency or arbitrator or arbitration panel, which may result in a Material Adverse Effect.

3.4. Conflicting Agreements. There are no provisions of any existing mortgage, indenture, deed of trust, trust deed, lease, contract or agreement of any nature binding on either Borrower or affecting the Collateral or either Borrower’s other property, which would conflict with or in any way prevent the execution, delivery, or performance of the terms of this Agreement and/or the Loan Documents. Neither Borrower is in default in any respect in the performance, observance or fulfillment of any obligation, covenant or condition contained in any agreement or instrument to which it is a party.

3.5. Title and Liens. Each Borrower has good, valid and marketable title of record to its real, mixed and personal property (including, without limitation, the property constituting Collateral), all of which is owned free and clear of all mortgages, Liens, pledges, charges, attachments and other security interests and encumbrances of any nature, except for the Permitted Liens or as otherwise provided for in this Agreement or disclosed to and approved by Lenders in writing. In respect of leased property, the applicable Borrower has valid and enforceable leasehold interests therein.

3.6. Taxes. Each Borrower has filed all federal, state, local, and other tax and similar returns and has paid or provided for the payment of all taxes assessments and other governmental charges due thereunder through the date of this Agreement, including without limitation, all withholding, FICA and franchise taxes. No claims or Liens for unpaid taxes which are due have been asserted, claimed or threatened against either Borrower.

3.7. Financial Statements. Borrowers’ audited financial statements dated as of December 31, 2008 and internally-prepared interim financial statement dated June 30, 2009, copies of which have been furnished to Lenders, are complete and correct and fairly and accurately present the financial condition of each Borrower as of such date and the results of operations for the period covered by such statements. Since June 30, 2009, there has been no Material Adverse Effect or change with respect to either Borrower. Neither Borrower has any material liabilities, direct or contingent, except those disclosed in the foregoing financial statements or as otherwise disclosed to Lenders in writing. No information, exhibit or report furnished by either Borrower to Lenders or the Agent in connection with the Loans, this Agreement or any other Loan Document contains any material misstatement of fact or omits to state a material fact or any fact necessary to make the statement contained therein incomplete or not materially misleading.

3.8. Other. All statements by either Borrower contained in any certificate, statement, document or other instrument or writing delivered by or on behalf of either Borrower at any time pursuant to this Agreement or the other Loan Documents shall constitute representations and warranties made by Borrowers hereunder. No representation or warranty of either Borrower contained in this Agreement or any other Loan Document, and no statement contained in any certificate, schedule, list, financial statement or other instrument furnished to Lenders or the Agent by or on behalf of Borrowers contains, or will contain, any untrue statement of a material fact, or omits, or will omit, to state a material fact necessary to make the statements contained herein or therein not misleading. To the best of each Borrower’s knowledge, all information material to the transactions contemplated in this Agreement has been expressly disclosed to Lenders in writing.

3.9. Regulation U. No part of the proceeds of the Loans will be used to purchase or carry any margin stock or to extend credit to others for the purpose of purchasing or carrying any such margin stock or to reduce or retire any indebtedness incurred for any such purpose. If requested by the Agent, Borrowers will furnish to the Agent a statement in conformity with the requirements of Federal Reserve Form U-1 referred to in Regulation U to the foregoing effect.

3.10 ERISA.

(a) Definitions. The following terms shall have the following definitions:

(1) “Consolidated Entity” shall mean any corporation or other entity which owns at least 50% of the voting or control rights or interest or other ownership interest in either Borrower directly or indirectly in any manner, or in which at least 50% of the voting stock or other ownership interest in such corporation or other entity is owned by either Borrower directly or indirectly in any manner. If Borrowers have no Consolidated Entities, the provisions of this Agreement relating to Consolidated Entities shall be inapplicable without affecting the applicability of such provisions to Borrowers alone.

(2) “ERISA” shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time.

(3) “Internal Revenue Code” shall mean the Internal Revenue Code of 1986, as amended from time to time.

(4) “Pension Event” shall mean, with respect to any Pension Plan, the occurrence of: (i) any prohibited transaction described in Section 406 of ERISA or in Section 4975 of the Internal Revenue Code; (ii) any Reportable Event; (iii) any complete or partial withdrawal, or proposed complete or partial withdrawal, of Borrowers or any Consolidated Entity from such Pension Plan; (iv) any complete or partial termination, or proposed complete or partial termination, of such Pension Plan; or (v) any accumulated funding deficiency (whether or not waived), as defined in Section 302 of ERISA or in Section 412 of the Internal Revenue Code.

(5) “Pension Plan” shall mean any pension plan, as defined in Section 3(2) of ERISA, which is a multi-employer plan or a single employer plan, as defined in Section 4001 of ERISA, and subject to Title IV of ERISA and which is (i) a plan maintained by either Borrower or any Consolidated Entity for employees or former employees of either Borrower or of any Consolidated Entity, (ii) a plan to which either Borrower or any Consolidated Entity contributes or is required to contribute, (iii) a plan to which either Borrower or any Consolidated Entity was required to make contributions at any time during the five (5) calendar years preceding the date of this Agreement or (iv) any other plan with respect to which either Borrower or any Consolidated Entity has incurred or may incur liability, including, without limitation, contingent liability, under Title IV of ERISA either to such plan or to the Pension Benefit Guaranty Corporation. For purposes of the definitions of the terms “Pension Event” and “Pension Plan”, each Borrower shall include any trade or business (whether or not incorporated) which, together with such Borrower or any Consolidated Entity, is deemed to be a single employer within the meaning of Section 4001(b)(1) of ERISA.

(6) “Reportable Event” shall mean any event described in Section 4043(b) of ERISA or in regulations issued thereunder with regard to a Pension Plan.

(b) ERISA Representations and Warranties. Each Borrower represents and warrants to Lenders that:

(1) No Pension Plan has been terminated, or partially terminated, or is insolvent, or in reorganization, nor have any proceedings been instituted to terminate or reorganize any Pension Plan;

(2) Neither Borrower nor any Consolidated Entity has withdrawn from any Pension Plan in a complete or partial withdrawal, nor has a condition occurred which, if continued, would result in a complete or partial withdrawal;

(3) Neither Borrower nor any Consolidated Entity has incurred any withdrawal liability, including, without limitation, contingent withdrawal liability, to any Pension Plan, pursuant to Title IV of ERISA;

(4) Neither Borrower nor any Consolidated Entity has incurred any liability to the Pension Benefit Guaranty Corporation other than for required insurance premiums which have been paid when due;

(5) No Reportable Event has occurred with regard to a Pension Plan;

(6) No Pension Plan or other “employee pension benefit plan”, as defined in Section 3(2) of ERISA, to which either Borrower or any Consolidated Entity is a party has an accumulated funding deficiency (whether or not waived), as defined in Section 302 of ERISA or Section 412 of the Internal Revenue Code;

(7) The present value of all benefits vested under any such Pension Plan does not exceed the value of the assets of such Pension Plan allocable to such vested benefits;

(8) Each Pension Plan and each other employee benefit plan as defined in Section 3(2) of ERISA, to which either Borrower or any Consolidated Entity is a party has received a favorable determination by the Internal Revenue Service with respect to qualification under Section 401(a) of the Internal Revenue Code;

(9) Each Pension Plan and each other employee benefit plan as defined in Section 3(2) of ERISA, to which either Borrower or any Consolidated Entity is a party is in substantial compliance with ERISA, and no such plan or any administrator, trustee or fiduciary thereof has engaged in a prohibited transaction defined or described in Section 406 of ERISA or in Section 4975 of the Internal Revenue Code; and

(10) Neither Borrower nor any Consolidated Entity has incurred any liability or a trustee or trust established pursuant to Section 4049 of ERISA or to a trustee appointed pursuant to Section 4042(b) or (c) of ERISA.

(c) ERISA Indemnity. In addition to any other transfer prohibitions set forth herein and in the other Loan Documents, and not in limitation thereof, neither Borrower shall assign, sell, pledge, encumber, transfer, hypothecate or otherwise dispose of its interest or rights in this Agreement or in the Collateral, or attempt to do any of the foregoing or suffer any of the foregoing, nor shall any shareholder or member of either Borrower assign, sell, pledge, encumber, transfer, hypothecate or otherwise dispose of any of its rights or interest in such Borrower, attempt to do any of the foregoing or suffer any of the foregoing, if such action would cause the Loans or the exercise of any of Lenders’ rights in connection therewith, to constitute a prohibited transaction under ERISA or the Internal Revenue Code or otherwise result in Lenders being deemed in violation of any applicable provision of ERISA. Borrowers jointly and severally agree to indemnify and hold Lenders free and harmless from and against all loss, costs (including attorneys’ fees and expenses), taxes, damages (including consequential damages), and expenses Lenders may suffer by reason of the investigation, defense and settlement of claims and in obtaining any prohibited transaction exemption under ERISA necessary or desirable in the Agent’s sole judgment or by reason of a breach of the foregoing prohibitions. The foregoing indemnification shall survive repayment of the Loans.

3.11. Solvency. Each Borrower is and, after consummation of the transactions contemplated by this Agreement will be, Solvent. “Solvent” shall mean that, as of a particular date, (i) such Borrower is able to realize upon its assets and pay its debts and other liabilities, contingent obligations and other commitments as they mature in the ordinary course of business; (ii) such Borrower is not engaged in a business or a transaction, and is not about to engage in a business or a transaction, for which such Borrower’s property would constitute unreasonably small capital after giving due consideration to the prevailing practice in the industry in which such Borrower is engaged, (iii) the fair value of the property of such Borrower is greater than the total amount of liabilities, including, without limitation, contingent liabilities, of such Borrower and (iv) the present fair salable value of the assets of such Borrower is not less than the amount that will be required to pay the probable liability of such Borrower on its debts as they become absolute and matured. In computing the amount of contingent liabilities at any time, it is intended that such liabilities will be computed at the amount which, in light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

3.12. Compliance With Law. The business and operations of the Borrowers comply in all respects with all applicable federal, state, regional, county and local laws, including without limitation statutes, rules, regulations and ordinances relating to public health, safety or the environment or disposals to air, water, land or groundwater, to the withdrawal or use of groundwater, to the use, handling or disposal of polychlorinated biphenyls (PCBs), asbestos or urea formaldehyde, to the treatment, storage, disposal or management of hazardous substances (including, without limitation, petroleum, its derivatives, by-products or other hydrocarbons), to exposure to toxic, hazardous, or other controlled, prohibited or regulated substances, to the transportation, storage, disposal, management or release of gaseous or liquid substances, and any regulation, order, injunction, judgment, declaration, notice or demand issued thereunder, except where the failure to so comply (individually or in the aggregate) would not reasonably be expected to have a Material Adverse Effect.

ARTICLE IV
Financial and Affirmative Covenants

So long as this Agreement remains in effect, or as long as there is any principal or interest due under the Loans and Lenders have any Commitments remaining, unless the Required Lenders shall otherwise consent in writing, Borrowers will:

4.1. Financial Covenants. Borrowers shall maintain and comply with the following financial covenants:

(a). Debt Service Coverage Ratio. Each Borrower shall maintain at all times, on a rolling four-quarter average (for each Borrower’s four most recent fiscal quarters then ended), a Debt Service Coverage Ratio of not less than 1.50:1.00. The first quarterly calculation and measurement of the Debt Service Coverage Ratio shall be September, 2009.

(b). Liquidity Covenant. Borrowers shall establish and maintain at all times while any Loan remains outstanding unencumbered cash balances in an amount not less than $4,000,000.00 on a consolidated basis, reserving for, but not limited to, the following: costs and expenses incurred in connection with capital improvements, repairs, replacements and capital expenditures to Hotels.

(c). Total Debt. The aggregate Total Debt outstanding at any one time of Borrowers, The Summit Group, Inc. and any other affiliates or subsidiaries of The Summit Group, Inc. and either Borrower shall not exceed $450,000,000.00.

4.2. Books and Records; Inspections. Maintain proper books and records and account for financial transactions in a manner consistent with the preparation of the financial statements referenced is Section 3.7, and permit the Agent’s officers and/or authorized representatives or accountants to visit and inspect Borrowers’ respective properties, examine their books and records, conduct audits of the Collateral and discuss their accounts and business with their respective officers, accountants and auditors, all at reasonable times upon reasonable notice. Borrowers will cooperate in arranging for such inspections and audits. Without the prior written consent of the Required Lenders, neither Borrower will change in any material way the accounting principles upon which the financial statements referenced in Section 3.7 were prepared and based except for changes made as a result of changes in or to generally accepted accounting principles.

4.3. Financial Reporting. Deliver to the Agent financial information in such form and detail and at such times as are satisfactory to the Agent, including, without limitation:

(a) Each Borrower’s year end financial statements (to include, but not be limited to, balance sheet, income statement, and net worth reconciliation, each setting forth in comparative form figures for the preceding fiscal year of Borrowers), audited by a certified public accounting firm selected and approved by the Audit Committee of Summit Hotel as soon as available and in any event within one hundred twenty (120) days after the end of each of Borrower’s respective fiscal years;

(b) Each Borrower’s interim quarterly financial statements (to include its unaudited balance sheet as of the end of each such period and the related unaudited statements of income, and statement of changes in financial position for such period and the portion of the fiscal year through such date, setting forth in each case in comparative form the figures for the previous year) as soon as available, but in any event within twenty (20) days after the end of each quarter, signed and certified correct by the Chief Financial Officer or equivalent of Borrowers (subject to normal year-end adjustments);

(c) a quarterly certificate of the chief financial officer of each Borrower substantially in the form of Schedule 4.3(c) attached hereto and incorporated herein by reference, (i) demonstrating compliance with the financial covenants contained in Section 4.1 by calculation thereof as of the end of each such fiscal period, (ii) stating that no Event of Default exists, or if any Event of Default does exist, specifying the nature and extent thereof and what action such Borrower proposes to take with respect thereto and (iii) certifying that all of the representations and warranties made by such Borrower in this Agreement and/or in any other Loan Document are true and correct in all material respects on and as of such date as if made on and as of such date, within twenty-five (25) days after the end of each quarter; and

(d) Such other financial information concerning Borrowers as the Agent may require from time to time.

All financial statements required hereunder shall be complete and correct in all respects and shall be prepared in reasonable detail (consistent with the financial statements referred to in Subsection 3.7.) and applied consistently throughout the periods reflected therein.

4.4. Payment of Debts, Taxes and Claims. Promptly pay and discharge prior to delinquency all debts, accounts, liabilities, taxes, assessments and other governmental charges or levies imposed upon, or due from, either Borrower, as well as all claims of any kind (including claims for labor, materials and supplies) which, if unpaid, might by law become a lien or charge upon any of a Borrower’s property, except that nothing herein contained shall be interpreted to require the payment of any such debt, account, liability, tax, assessment or charge so long as its validity is being contested in good faith by appropriate legal proceedings and against which, if requested by the Agent or required by generally accepted accounting principles, reserves satisfactory to and deposited with the Agent have been made therefor. Any such reserves will constitute additional Collateral and Borrowers hereby grant the Agent a first priority security interest in such reserves.

4.5. Insurance. Each Borrower will purchase, pay for in advance, and at all times maintain insurance including but not limited to: (i) fire, windstorm and other hazards, casualties and contingencies covered by the “all-risk” form of insurance; (ii) public liability; (iii) workers’ compensation and (iv) property damage as is customarily maintained by similar businesses and/or as the Agent from time to time requires. In addition, if a Hotel is located in flood hazard area, the applicable Borrower will obtain and maintain appropriate flood insurance as is acceptable to the Agent. The amounts, limits, forms, deductibles, contents and issuer of said policies shall be subject to the Agent’s reasonable approval. The Agent, as Collateral Agent for Lenders, shall be named as an additional insured as its interest shall appear and each of said policies covering the Collateral shall contain a loss payable clause, and any proceeds of such insurance in excess of $100,000.00 shall be either (in the discretion of the Required Lenders) (i) payable to the Collateral Agent for application to the Loans and any other sums owing under this Agreement or any other Loan Document in a manner and priority to be determined by the Required Lenders in their sole discretion or (ii) if consented to by the Required Lenders, used for restoration or repair with such proceeds disbursed by the Agent in accordance with procedures established by the Agent. All such insurance shall provide for noncancellation without at least thirty (30) days prior written notice to the Agent and shall contain provisions protecting the Collateral Agent’s interests whether or not any acts by either Borrower or others should result in loss of coverage under such policies. The originals, certified copies or certificates of such policies, and renewals evidencing the insurance required hereunder shall be delivered to the Agent, and such insurance shall be maintained in full force and effect at all times during the period of this Agreement and while any indebtedness under the Loans remains outstanding.

In the event either Borrower at any time or times hereafter shall fail to obtain or maintain any of the policies of insurance required above or to pay any premium in whole or in part relating thereto, then the Lenders, without waiving or releasing any obligation or default by Borrowers hereunder, may at any time or times thereafter (but shall be under no obligation to do so) obtain and maintain such policies of insurance and pay such premium and take any other action with respect thereto which the Required Lenders deem advisable. All sums so disbursed by Lenders, including, without limitation, reasonable attorneys’ fees, court costs, expenses and other charges relating thereto, shall be part of Borrowers’ obligations and indebtedness hereunder, secured by the Collateral and payable jointly and severally by Borrowers to the Agent on demand. UNLESS BORROWERS PROVIDE EVIDENCE OF THE INSURANCE COVERAGE REQUIRED UNDER THIS AGREEMENT AND/OR ANY OTHER LOAN DOCUMENT, LENDERS MAY PURCHASE INSURANCE AT THE BORROWERS’ JOINT AND SEVERAL EXPENSE TO PROTECT LENDERS’ INTEREST IN THE COLLATERAL. THIS INSURANCE MAY, BUT NEED NOT, PROTECT BORROWERS’ RESPECTIVE INTERESTS. THE COVERAGE THAT LENDERS PURCHASE MAY NOT PAY ANY CLAIM THAT A BORROWER MAY MAKE OR ANY CLAIM THAT IS MADE AGAINST A BORROWER IN CONNECTION WITH THE COLLATERAL. BORROWERS MAY LATER CANCEL ANY INSURANCE PURCHASED BY LENDERS, BUT ONLY AFTER PROVIDING EVIDENCE THAT BORROWERS HAVE EACH OBTAINED INSURANCE AS REQUIRED BY THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT. IF LENDERS PURCHASE INSURANCE FOR THE COLLATERAL, BORROWERS WILL BE JOINTLY AND SEVERALLY RESPONSIBLE FOR THE COSTS OF THAT INSURANCE, INCLUDING THE INSURANCE PREMIUM, INTEREST AND ANY OTHER CHARGES LENDERS MAY IMPOSE IN CONNECTION WITH THE PLACEMENT OF INSURANCE, UNTIL THE EFFECTIVE DATE OF THE CANCELLATION OR EXPIRATION OF THE INSURANCE. THE COSTS OF THE INSURANCE MAY BE ADDED TO THE BORROWERS’ OBLIGATIONS HEREUNDER AND SHALL BE SECURED BY THE COLLATERAL. THE COSTS OF THE INSURANCE MAY BE MORE THAN THE COST OF INSURANCE BORROWERS MAY BE ABLE TO OBTAIN ON THEIR OWN.

4.6. Property Maintenance. Keep their respective properties in good repair, working order, and condition and from time to time make any needful and proper repairs, renewals, replacements, extensions, additions, and improvements thereto so that the business of Borrowers will be conducted at all times in accordance with prudent business management.

4.7. Existence; Compliance With Laws. Take or cause to be taken such action as from time to time may be necessary to preserve and maintain their respective existence in their jurisdiction of organization and qualify and remain qualified as a foreign entity in each jurisdiction in which such qualification is required and use due diligence to comply with all statutes, laws, codes, rules, regulations and orders applicable or pertaining to the business or property of Borrowers, or any part thereof, and with all other lawful government requirements relating to their respective business and property. Each Borrower will continue to engage in the same lines of business in which it is presently engaged.

4.8. Litigation; Adverse Events. Promptly inform the Agent of the commencement of any action, suit, proceeding, arbitration, mediation or investigation against either Borrower, or the making of any counterclaim against either Borrower, which could be reasonably expected to have a Material Adverse Effect, and promptly inform the Agent of all Liens against any of either Borrower’s property, other than Permitted Liens, which could be reasonably expected to have a Material Adverse Effect, and promptly advise the Agent in writing of any other condition, event or act which comes to either of their attention that could be reasonably expected to have a Material Adverse Effect or might materially prejudice Lenders’ rights under this Agreement or the Loan Documents.

4.9. Notification. Notify the Agent immediately if either of them becomes aware of the occurrence of any Event of Default (as defined under Article VI hereof) or of any fact, condition, or event that, only with the giving of notice or passage of time or both, would become an Event of Default, or if either of them becomes aware of a material adverse change in the business prospects, financial condition (including, without limitation, proceedings in bankruptcy, insolvency, reorganization, or the appointment of a receiver or trustee), or results of operations, or the failure of either Borrower to observe any of its undertakings under the Loan Documents. Borrowers shall also notify the Agent in writing of any default under any other indenture, agreement, contract, lease or other instrument to which either Borrower is a party or under which either Borrower is obligated, and of any acceleration of the maturity of any material indebtedness of either Borrower which default or acceleration could be reasonably expected to have a Material Adverse Effect, and Borrowers shall take all steps necessary to remedy promptly any such default, to protect against any such adverse claim, to defend any such proceeding and to resolve all such controversies.

4.10. Inspections. Each Borrower shall allow the Agent, its employees, officers, agents and representatives, at reasonable intervals and during normal business hours, to inspect such Borrower’s operations, books and records, financial books and records (including the right to make copies thereof) and to discuss such Borrower’s affairs, finances and accounts with such Borrower’s managers, principal officers and independent public accountants. Each Borrower shall permit the Agent, and will cooperate with the Agent in arranging for, inspections at reasonable intervals of such Borrower’s facilities and audits of the Collateral. Each Borrower acknowledges that any reports and inspections conducted or generated by the Agent or its agents or representatives, shall be made for the sole benefit of Lenders and not for the benefit of Borrowers or any third party, and Lenders do not assume any liability, responsibility or obligation to Borrowers or any third party by reason of such inspections or reports. The reasonable cost of any audits or inspections made by Lenders shall be paid or reimbursed jointly and severally by Borrowers.

4.11. Conduct of Business. Continue to engage in an efficient and economical manner in the business currently conducted by Borrowers on the date of this Agreement.

ARTICLE V
Negative Covenants

So long as this Agreement remains in effect, or as long as there is any principal or interest due under the Loans, this Agreement or any of the other Loan Documents or any Commitments remain outstanding, neither Borrower shall, without the prior written consent of the Required Lenders:

5.1. Liens. Create, incur, assume or suffer to exist any Lien or other encumbrance upon any of its respective personal properties or assets, whether now owned or hereafter acquired, except such security interests, mortgages, pledges, liens or other encumbrances (each, a “Permitted Lien):

(a) created or granted by such Borrower under or pursuant to this Agreement or the other Loan Documents;

(b) created or granted by such Borrower to Lenders under the Current Loan Agreement and securing indebtedness arising thereunder;

(c) securing debt allowed in Section 5.4 below incurred in the ordinary course of such Borrower’s business, consistent with current practices;

(d) Liens for taxes, assessments or governmental charges or levies to the extent not delinquent or that are being diligently contested in good faith by appropriate proceedings and for which such Borrower has set aside adequate reserves in accordance with generally accepted accounting principles;

(e) cash pledges or deposits to secure (A) obligations under workmen’s compensation laws or similar legislation, (B) public or statutory obligations of such Borrower, (C) bids, trade contracts, surety and appeal bonds, performance bonds, letters of credit and other obligations of a similar nature incurred in or necessary to the ordinary course of such Borrower’s business;

(f) Liens imposed by law, such as materialmen’s, mechanics’, carriers’, workmen’s and repairmen’s liens and other similar liens arising in the ordinary course of business securing obligations which are not overdue by more than 60 days or which have been fully bonded or are being diligently contested in good faith by appropriate proceedings and for which adequate reserves have been set aside in accordance with generally accepted accounting principles;

(g) purchase money Liens or purchase money security interests upon or in property acquired or held by such Borrower in the ordinary course of business to secure the purchase price of such property or to secure indebtedness incurred solely for the purpose of financing the acquisition of any such property to be subject to such Liens or security interests, or Liens or security interests existing on any such property at the time of acquisition, or extensions, renewals or replacements of any of the foregoing for the same or a lesser amount, provided that no such Lien or security interest shall extend to or cover any property other than the property being acquired and no such extension, renewal or replacement shall extend to or cover property not theretofore subject to the Lien or security interest being extended, renewed or replaced, and provided, further, that the aggregate principal amount of indebtedness at any one time outstanding secured by Liens permitted by this clause (g) shall not exceed $75,000.00 per Hotel;

(h) easements, rights-of-way, zoning and other similar restrictions and encumbrances, which do not (individually or in the aggregate) materially detract from the use of the property to which they attach by Borrowers;

(i) liens disclosed in Schedule 3.5 attached to this Agreement and incorporated herein by reference; and

(j) mortgages or deeds of trust providing permanent financing on Borrowers’ Hotels which are not Collateral for the Loans.

5.2. Fundamental Changes. Wind up, liquidate, or dissolve; reorganize, merge or consolidate with or into another entity, or sell, transfer, convey or lease all, substantially all or any material part of its property, to another Person other than sale of such Borrower’s inventory in the ordinary course of business; sell or assign any accounts receivable; purchase or otherwise acquire all or substantially all of the assets of any corporation, partnership, limited liability company or other entity, or any shares or similar equity interest in any other entity if such entity is in a business unrelated to the business of such Borrower.

5.3. Conduct of Business. Materially alter the character in which it conducts its business or the nature of such business conducted at the date hereof.

5.4. Debt. Create, incur, assume or suffer to exist any direct or indirect indebtedness, except the following (“Permitted Debt”):

(a) Indebtedness under or pursuant to this Agreement or the other Loan Documents;

(b) Accounts payable to trade creditors for goods or services which are not aged more than the later of (i) ninety (90) days from the billing date, or (ii) ten (10) days from the due date, or (iii) the “special payment date” offered to such Borrower from time to time by a particular trade creditors, and current operating liabilities (other than for borrowed money) which are not more than thirty (30) days past due, in each case incurred in the ordinary course of business, as presently conducted, and paid within the specified time, unless contested in good faith and by appropriate proceedings;

(c) Indebtedness to First National under that certain Loan Agreement dated July 20, 2004 in the maximum principal amount of $40,000,000.00, as such Loan Agreement may be amended or restated;

(d) Indebtedness to the Lenders party to the Current Loan Agreement;

(e) Indebtedness to Fortress Credit Corp. in an amount not to exceed $99,700,000.00 under that certain Loan Agreement between Fortress Credit Corp. and Summit Hotel (the “Fortress Debt”); and

(f) The indebtedness disclosed in Borrowers’ or Borrowers parent’s quarterly filings with the Securities Exchange Commission so long as such indebtedness does not exceed Total Debt.

5.5. Investments. Acquire for investment purposes, investments that would not qualify as “customary and prudent investments”, consistent with the current investment practices of such Borrower.

5.6. Loans. Directly or indirectly loan amounts to or guarantee or otherwise become contingently liable for the debts of any Person, including, but not limited to an affiliate (other than a wholly owned affiliate), subsidiary, parent of such Borrower, or any shareholder, officer or employee thereof; or of any officer, employee, manager or member of such Borrower or to any entity controlled by any such entity, officer, manager, member, shareholder or employee, provided, however, that Summit Hotel may make loans to Summit Hotel’s employees in an amount not to exceed $50,000 in the aggregate at any time outstanding.

5.7. Executive Management. Unless the Required Lenders otherwise consent in writing, Kerry W. Boekelheide shall remain each Borrower’s operations manager and the President of The Summit Group, Inc., and The Summit Group, Inc. shall be the property manager of each Hotel pursuant to each Borrower’s Operating Agreement.

5.8 Transactions With Affiliates. Enter into, or cause, suffer or permit to exist, any arrangement or contract with any of its affiliates or subsidiaries, in each case unless such arrangement or contract (i) is otherwise permitted by this Agreement, (ii) is in the ordinary course of business of such Borrower or such affiliate or subsidiary, as the case may be, and (iii) is on terms no less favorable to such Borrower or such affiliate or subsidiary than if such arrangement or contract had been negotiated in good faith on an arm’s-length basis with a Person that is not an affiliate or subsidiary of such Borrower.

5.9. Refinance/Special Loans. Neither Borrower shall refinance any Property where the principal amount of the debt exceeds seventy percent (70%) of the Appraised Value of such Property. Any loan proceeds from the refinancing of debt on Property in excess of the payoff balance of such debt (“Takeout Equity”) shall not be distributed to such Borrower’s members, officers, investors, affiliates or any other related entity if before or after giving effect to such distribution all such distributions of Takeout Equity in the aggregate in any fiscal year of such Borrower exceeds fifteen percent (15%) of such Borrower’s Tangible Net Worth (measured at the time of such distribution). In addition, without the prior written consent of the Required Lenders, there shall not be Special Loans outstanding at any time in the aggregate principal amount in excess of 25% of the aggregate Commitments. The term Special Loans shall mean a Loan where the original principal amount of such Loan exceeded 100% of the purchase price of the Hotel securing such Loan.

ARTICLE VI
Events of Default

6.1. Events of Default. The occurrence of any one or more of the following events shall constitute a default by Borrowers under this Agreement (“Event of Default”):

(a) The non-payment, when due, whether by demand, acceleration or otherwise, of any principal and/or interest payment, fee, expense or other obligation for the payment of money under the Loans or under any other Loan Document and the same remains unpaid for a period of ten (10) days after written notice from the Agent to Borrowers of such failure; or

(b) A breach by either Borrower or the occurrence of an event of default under any loan agreement, promissory note, security agreement or other agreement, lease, contract or document to which such Borrower is a party or under which it is bound, including, but not limited to, the Fortress Debt and the indebtedness under the Loan Agreement referenced in Section 5.4(c) above, directly or contingently, beyond any applicable grace or notice and cure period unless such Borrower is contesting such failure in good faith through appropriate proceedings, and if requested by the Required Lenders or required by generally accepted accounting principles, such Borrower has bonded, reserved or otherwise provided for payment of such indebtedness; or

(c) A breach by either Borrower in the performance or observance of any term, covenant or provision contained in Sections 4.1, 4.4, 4.5, 4.7, 4.9, 5.1, 5.2, 5.3, 5.4, 5.7 or 5.9 of this Agreement and the same remains unperformed or is not cured within a period of ten (10) days after written notice from the Agent to Borrowers of such failure; or

(d) A breach by either Borrower in the performance or observance of any agreement, term, covenant or condition contained in this Agreement (other than (a) or (c) above) or in the other Loan Documents and such failure shall not have been remedied within a period of thirty (30) days after written notice is given by the Agent to Borrowers; or

(e) Any information, representation or warranty made herein, in the Loan Documents or in any other writing furnished to Lenders in connection with the Loans, this Agreement or any other Loan Document both before and after the execution hereof, shall be or become incomplete, misleading or false in any material respect, or if any certificate, statement, representation, warranty or audit furnished by or on behalf of the Borrowers in connection with this Agreement or any other Loan Document, including those contained or in or attached to this Agreement or any other Loan Document, or as an inducement by the Borrowers to enter into, modify, extend, or renew this Agreement, shall prove to be false in any material respect, or if the Borrowers shall have omitted the listing of a substantial contingent or unliquidated liability or claim against either Borrower or, if on the date of execution of this Agreement there shall have been any materially adverse change in any of the facts disclosed by any such certificate, statement, representation, warranty or audit, which change shall not have been disclosed by the Borrowers to the Lenders prior to the time of execution; or

(f) Either Borrower shall (i) fail to pay any indebtedness for borrowed money, including but not limited to the Fortress Debt and the Loan Agreement with First National under the Loan Agreement dated July 20, 2004 as such Loan Agreement may be amended or restated, or any interest or premium thereon, when due (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise) and such failure shall continue after any applicable grace or notice and cure period, unless such Borrower is contesting such failure in good faith through appropriate proceedings, and if requested by the Required Lenders or required by generally accepted accounting principles, such Borrower has bonded, reserved or otherwise provided for payment of such indebtedness; or (ii) fail to perform or observe any term, covenant, or condition on its part to be performed or observed under any agreement or instrument relating to any such indebtedness, when required to be performed or observed, if the effect of such failure is to permit the acceleration of the maturity of such indebtedness;

(g) Either Borrower shall (i) generally not pay, or be unable to pay, or admit in writing its inability to pay its debts as such debts become due; or (ii) makes an assignment for the benefit of creditors, or petitions or applies to any tribunal for the appointment of a custodian, receiver, or trustee for it, any Collateral or for a substantial part of its assets; or (iii) commences any proceeding under any bankruptcy, reorganization, arrangement, readjustment of debt, dissolution, or liquidation law or statute of any jurisdiction, whether now or hereafter in effect; or (iv) has any such bankruptcy, reorganization, dissolution, composition or readjustment of debt petition or application filed or any such proceeding commenced against it which is not discharged within thirty (30) days; or (v) takes any action indicating consent to, approval of, or acquiescence in any such proceeding, or order for relief, or the appointment of a custodian, receiver, or trustee for all or any substantial part of its assets and properties; or (vi) suffers any judgment, writ of attachment, execution or similar process to be issued or levied against all or a substantial part of its property or assets which is not released, stayed or bonded within thirty (30) days and which would be reasonably expected to have a Material Adverse Effect; or

(h) The occurrence of any Event of Default (as defined in the Current Loan Agreement) under any Pool One Loan, Pool Two Loan or other indebtedness which arose under the Current Loan Agreement and remains outstanding beyond any applicable grace or notice and cure period provided for such Event of Default in the Current Loan Agreement; or

(i) This Agreement or any of the Loan Documents shall cease for any reason to be in full force and effect, or either Borrower shall so assert in writing, or the security interests created by the Loan Documents shall cease to be enforceable or shall not have the priority purported to be created thereby or either Borrower shall so assert in writing; or

(j) There shall occur the loss, theft, substantial damage to or destruction of any portion of the Collateral not fully covered by insurance, which by itself or with other such losses, thefts, damage or destruction of Collateral, has a Material Adverse Effect or there shall occur the exercise of the right of condemnation or eminent domain for any portion of the Collateral which by itself or with other such exercises of the right of condemnation or eminent domain has a Material Adverse Effect; or

(k) Either Borrower transfers, sells, assigns, or conveys all or such part of its assets or property which could be reasonably expected to have a Material Adverse Effect other than in the ordinary course of such Borrower’s business consistent with past practices without the prior written consent of the Required Lenders; or

(l) Any license, permit or other approval required in the operation of either Borrower’s business is terminated, suspended or revoked for any reason or expires.

6.2. Remedies. Upon the occurrence of an Event of Default beyond any applicable notice and cure period, the sums payable under the Loans (as well as any other indebtedness of either Borrower to Lenders) then outstanding, shall become forthwith due and payable in full, together with interest thereon, and Lenders shall have no obligation to make any further Pool One Advances or Pool Two Loans. The Agent may resort to any and all Collateral, security and to any remedy existing at law or in equity for the collection of all outstanding indebtedness and the enforcement of the covenants and provisions of the Loan Documents against the Borrowers. The Agent’s resort to any remedy or Collateral shall not prevent the concurrent and/or subsequent employment of any joint or several remedy or claim against either Borrower. The Agent may rescind any acceleration of the Loans without in any way waiving or affecting its right to accelerate the Loans in the future. Acceptance of partial payment or partial performance shall not in any way affect or rescind any acceleration of the Loans made by the Agent. Any collections or payments made after the Agent commences collection efforts shall, after payment of all expenses relating thereto, be applied (i) first to interest and principal on the Loans, and (ii) next to any indebtedness owing to the Agent under any cash management or deposit account relationships with the Borrower, in each case as described in clauses (i) above all shared by the Lenders ratably in accordance with their Commitments.

6.3. Waiver. Any waiver of an Event of Default by the Required Lenders shall not extend to or affect any subsequent Event of Default, whether it be the same Event of Default or not, or impair any right consequent thereon. No failure or delay or discontinuance on the part of the Agent or the Lenders in exercising any power or right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power preclude any other or further exercise thereof or the exercise of any other right or power thereunder or be deemed an election of remedies or a waiver of any other right, power, privilege, option or remedy. All remedies herein and by law afforded will be cumulative and will be available to the Agent and the Lenders until the debt of the Borrowers hereunder is fully and indefeasibly paid.

6.4. Setoff. In addition to any rights now or hereafter granted under applicable law and not by way of limitation of any such rights, upon the occurrence of any Event of Default, each Lender and each subsequent holder of any Pool One Note or Pool Two Note is hereby authorized by the Borrowers at any time or from time to time, without notice to the Borrowers or to any other Person, any such notice being hereby expressly waived, to set off and to appropriate and to apply any and all deposits (general or special, including, but not limited to, indebtedness evidenced by certificates of deposit, whether matured or unmatured, but not including trust accounts, and in whatever currency denominated) relating or attributable to or associated with a Hotel and any other indebtedness at any time held or owing by the Lender or that subsequent holder to or for the credit or the account of either Borrower whether or not matured, against and on account of the obligations and liabilities of the Borrowers to that Lender or that subsequent holder under the Loan Documents, including, but not limited to, all claims of any nature of description arising out of or connected with the Loan Documents, irrespective of whether or not (a) that Lender or that subsequent holder shall have made any demand hereunder or (b) the principal of or the interest on the Loans and other amounts due hereunder shall have become due and payable pursuant to Section 6.2 and although said obligations and liabilities, or any of them, may be contingent or unmatured. The Agent agrees to notify Borrowers in writing after any such set-off and application made by Lenders; provided, however, that the failure to give such notice shall not affect the validity of such set-off and application.

ARTICLE VII
Conditions Precedent

7.1. Conditions Precedent to Closing. As a condition precedent to Closing, Borrowers shall have delivered to the Agent the following documents:

(a) This Agreement duly executed by the authorized manager(s) of Borrowers;

(b) The Amended and Restated Security Agreements duly executed by authorized manager(s) of Borrowers;

(c) A Secretary’s Certificate or equivalent with certified copies of the Articles of Organization and Operating Agreement of each Borrower and an appropriate resolution or authority of each Borrower duly authorizing the execution and delivery of the Loan Documents and Borrowers’ performance hereunder and thereunder;

(d) Each Borrower shall have delivered to the Agent a certificate of good standing dated not more than thirty (30) days prior to the date of this Agreement from the South Dakota Secretary of State;

(e) Any other documents, instruments and reports as the Agent shall reasonably request; and

(f) The payment by Borrowers of all the Agent’s fees and expenses relating to the underwriting, approving, due diligence, documenting, securing, negotiating and closing the Loans, including, but not limited to, the payment of the Agent’s reasonable attorneys’ fees and costs.

7.2. Conditions Precedent to a Pool One Advance or an initial Pool Two Loan. Lenders shall have no obligation to fund a Pool One Advance or make an initial Pool Two Loan (or a Pool Two Loan other than a Pool Two Loan converted from a Pool One Advance) until the requesting Borrower provides the Agent with or satisfies all of the following requirements and Lenders approve such requirements:

(a) Such Borrower identifies to Lenders the Hotel being acquired or financed by such Borrower by Franchise and address;

(b) Such Borrower provides the Agent with the Project Costs of the Hotel being acquired or financed;

(c) Such Borrower provides the Agent with an MAI Appraisal Report of the Hotel being acquired or financed meeting FIRREA guidelines and otherwise in form acceptable to the Agent which establishes the fair market value of such Hotel;

(d) Such Borrower will deliver to the Agent, as Collateral Agent, a lender’s title policy in form and substance satisfactory to the Agent and issued by a title company acceptable to the Agent. Such title policy shall insure in the amount of the applicable Loan that the deed of trust or mortgage is a valid and subsisting first priority lien on the Hotel and Property securing the Loan, subject only to exceptions acceptable to the Agent, and containing such endorsements required by the Agent;

(e) a duly certified ALTA/ACSM urban class survey showing the boundaries of the Hotel the securing the Loan and all improvements thereon, with flood zone and wetlands certification, and showing the location of all encroachments, easements and other matters affecting such Hotel and Property required to be shown in an ALTA urban class survey, with such survey in form and substance satisfactory to the Agent;

(f) A Phase I environmental site assessment of the Hotel securing the Loan meeting then current ASTM Standards and otherwise in form and scope satisfactory to the Agent and such other or further reports or studies of such Hotel as may be reasonably required by the Agent, performed by an environmental consultant or engineer acceptable to the Agent, which establishes the environmental condition of such Hotel and Property as satisfactory to the Agent;

(g) Evidence satisfactory to the Agent that all installments of general real estate taxes, special assessments and other levies against the Hotel securing the Loan have been paid in full;

(h) Along with the Pool One Note evidencing such Pool One Advance or Pool Two Note evidencing such Pool Two Loan, such Borrower will execute in favor of and deliver to the Collateral Agent a deed of trust or mortgage and assignment of rents and leases encumbering the Hotel and Collateral and constituting a valid and perfected first lien on the Hotel and Collateral and a certificate of insurance naming the Collateral Agent as loss payee on the casualty insurance policy covering such Hotel and Collateral under a standard mortgagee clause;

(i) A Security Agreement duly executed by an authorized officer(s) of such Borrower, together with (i) originals of the financing statements for filing under the Uniform Commercial Code in all jurisdictions necessary or, in the opinion of the Agent, desirable to perfect the security interests of the Collateral Agent in the Personal Property Collateral described in Article II above on the specific Hotel created by the Security Agreement; and (ii) originals of termination statements relating to any prior financing statements of record, for filing under the Uniform Commercial Code in all jurisdictions where such prior financing statements are filed of record;

(j) a certificate of good standing from the Secretary of State in which the applicable Hotel is located evidencing the applicable Borrower’s authority to conduct business in such state;

(k) a Federal Emergency Management Agency Standard Agency Flood Hazard Determination Certificate covering the Hotel securing the Loan; and

(l) Such other matters and requirements as Lenders may reasonably require in connection with its due diligence and underwriting of a particular Hotel securing such Loan.

ARTICLE VIII
Miscellaneous

8.1. Amendments. Any provision of this Agreement and/or the other Loan Documents may be amended or waived if, but only if, such amendment or waiver is in writing and is signed by (i) the Borrowers (ii) the Required Lenders, and (iii) the Agent; provided that:

(a) no increase in the Commitment of any Lender may be made without the written consent of such Lender, and no extension of the Termination Date will be binding on a Lender without the written consent of such Lender;

(b) no reduction in the rate of interest or fees on the Loans will be made without the written consent of each Lender;

(c) no postponement of the scheduled date of payment of the principal or interest amount of any Loan, or any fees payable hereunder, or reduction of the amount of, waiver or excuse of any such payment, will be made without the written consent of each Lender;

(d) no change any of the provisions of this Section or the percentage in the definition of the term “Required Lenders” or any other provision hereof specifying the number or percentage of Lenders required to waive, amend or modify any rights hereunder or make any determination or grant any consent hereunder, may be made without the written consent of each Lender; or

(e) no release of any Collateral for the Loans prior to the time the Loans are indefeasibly paid in full and the Lenders’ commitment to make Loans has terminated may be made without the written consent of each Lender.

8.2. Expenses. The Borrowers jointly and severally agree to pay the reasonable attorneys fees and disbursements of the Agent in connection with the preparation and execution of the Loan Documents, and any amendments, waivers or consents related thereto, whether or not the transactions contemplated herein are consummated, and all reasonable recording, filing, title insurance or other fees, costs and taxes incident to perfecting a Lien upon the Collateral. The Borrowers further jointly and severally agree to pay the reasonable attorney’s fees and disbursements of the Agent in connection with the enforcement of the Loan Documents and to indemnify each Lender and the Agent and any security trustee and their respective directors, officers and employees, against all losses, claims, damages, penalties, judgments, liabilities and expenses (including, without limitation, all expenses of litigation or preparation therefor, whether or not the indemnified Person is a party thereto) which any of them may pay or incur arising out of or relating to any Loan Document or any of the transactions contemplated thereby or the direct or indirect application or proposed application of the proceeds of any Loan except as may arise from the gross negligence or willful misconduct of the party claiming indemnification. The Borrowers upon demand by the Agent, at any time shall reimburse each such indemnified party for any legal or other expenses incurred in connection with investigating or defending against any of the foregoing except if the same is directly due to the gross negligence or willful misconduct of such indemnified party. Sums due by the Borrowers under this Section shall bear interest at the highest rate of interest provided for under this Agreement.

8.3. Delay; Waiver. Any waiver of an Event of Default by the Agent or Required Lenders shall not extend to or affect any subsequent default, whether it be the same Event of Default or not, nor impair any right consequent thereon. No failure or delay on the part of the Agent in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or privilege preclude any other or further exercise thereof or the exercise of any other right, power or privilege. No waiver of any provision of this Agreement or of any instrument executed hereunder or pursuant hereto or consent to any departure by Borrowers therefrom shall be effective unless the same shall be in writing, signed by an officer of the Agent and each Required Lender, and then only to the extent specified. All rights and remedies of Lenders herein and by law afforded will be cumulative and will be available to Lenders until the indebtedness of Borrower under the Loan Documents is indefeasibly paid in full and no Commitments remain outstanding.

8.4. Notices. Any notice, request, authorization, approval or consent made hereunder shall be in writing and shall be personally delivered or sent by registered or certified mail, and shall be deemed given when delivered or postmarked and mailed postage prepaid to the following addresses or when sent by facsimile which confirms receipt to the following facsimile numbers:

If to the Agent:	First National Bank of Omaha 1620 Dodge Street Stop 1050 Omaha, Nebraska 68197 Attn: Marc T. Wisdom Facsimile: (402) 633-3519
With a copy to:	Stinson Morrison Hecker LLP 1299 Farnam Street Suite 1501 Omaha, Nebraska 68102 Attn: James M. Pfeffer Facsimile: (402) 829-8731
If to Borrowers:	Summit Hotel Properties, LLC

2701 South Minnesota Avenue

Suite 6

Sioux Falls, South Dakota 57105

Attn: Hulyn Farr

Facsimile: (605) 362-9388

The Agent and Borrowers may designate a change of address by notice given in accordance with the provisions of this Subsection at least five (5) days before such change is to become effective.

8.5. Transfer or Assignment. This Agreement shall extend to and be binding upon the successors and assigns of the parties hereto; provided, however, that neither Borrower may assign or transfer its rights or obligations hereunder without the prior written consent of Lenders, and any such assignment or transfer without such consent shall be void. Lenders may assign their Commitments or sell participations in the Loans with the prior written consent of the Agent but without notice to Borrowers.

8.6. Construction of Agreement. The titles and headings of the Subsections and paragraphs of this Agreement have been inserted for convenience of reference only and are not intended to summarize or otherwise describe the subject matter of such Subsections and paragraphs and shall not be given any consideration in the construction of this Agreement.

8.7. Applicable Law; Waiver of Jury Trial. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Nebraska, exclusive of its choice of laws rules. Any legal action or proceeding with respect to this Agreement or any other Loan Document may be brought in the courts of the State of Nebraska in Douglas County, or of the United States for the District of Nebraska, and, by execution and delivery of this Agreement, Borrowers hereby irrevocably accept for themselves and in respect of their property, generally and unconditionally, the nonexclusive jurisdiction of such courts. Borrowers further irrevocably consent to the service of process out of any of the aforementioned courts in any such action or proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, to it at the address set out for notices pursuant to Section 8.4, such service to become effective three (3) days after such mailing. Nothing herein shall affect the right of the Agent to serve process in any other manner permitted by law or to commence legal proceedings or to otherwise proceed against Borrowers in any other jurisdiction. Borrowers hereby irrevocably waive any objection which they may now or hereafter have to the laying of venue of any of the aforesaid actions or proceedings arising out of or in connection with this Agreement or any other Loan Document brought in the courts referred to above and hereby further irrevocably waive and agree not to plead or claim in any such court that any such action or proceeding brought in any such court has been brought in an inconvenient forum. THE AGENT, LENDERS AND BORROWERS HEREBY IRREVOCABLY WAIVE ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT, ANY OF THE OTHER LOAN DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY.

8.8. Sharing of Setoffs. Each Lender agrees that if it shall, by exercising any right of setoff or counterclaim or otherwise, receive payment of a proportion of the aggregate amount of principal and interest owing with respect to any Loan which is greater than the proportion received by any other Lender in respect of the aggregate amount of all principal and interest owing with respect to such Loan, the provisions of Section 1.6 above will apply. The Borrowers agree, to the fullest extent they may effectively do so under applicable law, that any holder of a participation in a Loan, whether or not acquired pursuant to the foregoing arrangements, may exercise rights of setoff or counterclaim and other rights with respect to such participation as fully as if such holder of a participation were a direct creditor of the Borrowers in the amount of such participation. No right or action of any Lender under this Section with regard to enforcing sharing of setoffs shall result in any setoff being applied at less than the full amount thereof to the indebtedness of the Borrowers to any one or more Lenders.

8.9. Entire Agreement. The Loan Documents constitute the entire understanding of the parties thereto with respect to the subject matter thereof and any prior or contemporaneous agreements, whether written or oral, with respect thereto are superseded hereby. All of the terms of the other Loan Documents are incorporated in and made part of this Agreement by reference; provided, however, that to the extent of any direct conflict between this Agreement and such other Loan Documents, this Agreement shall prevail and govern.

8.10. Execution in Counterparts; Faxes. This Agreement may be executed in any number of counterparts, and by the different parties on different counterparts, each of which when executed shall be deemed an original but all such counterparts taken together shall constitute one and the same instrument. This Agreement and any of the other Loan Documents may be validly executed and delivered by fax or other electronic means and by use of multiple counterpart signature pages.

8.11. Amended and Restated Credit Facility; Liens Unimpaired. This Agreement amends, restates and replaces the Current Credit Agreement in its entirety. It is the intention and understanding of the parties that (a) this Agreement shall act as a refinancing of the debt and other obligations evidenced by the Current Credit Agreement and that this Agreement shall not act as a novation of such debt and other obligations, (b) all Liens securing the obligations evidenced by the Current Credit Agreement shall remain in full force and effect and shall secure the Loans and all other obligations of the Borrowers to the Lenders now or hereafter evidenced by or incurred under this Agreement or any of the other Loan Documents, and (c) the priority of all Liens securing the obligations evidenced by the Current Credit Agreement (including, without limitation, all such Liens granted to or for the benefit of the Collateral Agent referred to in the Current Credit Agreement and/or any of the Lenders thereunder who are Lenders under this Agreement) shall not be impaired by the execution, delivery or performance of this Agreement or the other Loan Documents. Without limiting the foregoing, the parties agree that all security documents pursuant to which the Agent (including, without limitation, the Collateral Agent referred to in the Current Credit Agreement) has been granted a Lien on any existing or future property of the Borrowers, and all other Loan Documents referred to in the Current Credit Agreement, shall in each case remain in full force and effect except as amended hereby or by any of the other Loan Documents referred to in this Agreement.

8.12. Exclusion of Consequential and Special Damages. Notwithstanding anything to the contrary in this Agreement, neither the Agent nor any Lender will be liable for, nor will any measure of damages against them include, under any theory of liability (whether legal, strict or equitable), any indirect, consequential, incidental, special or punitive damages or amounts for business interruption, loss of income, revenue, profits or savings arising out of or relating to their performance or non-performance under this Agreement or any Loan Document, and the Borrowers hereby waive any right to pursue or recover any of the foregoing damages.

8.13. USA Patriot Act Notice. Each Lender and the Agent (for itself and not on behalf of any Lender) hereby notifies the Borrowers that pursuant to the requirements of the USA Patriot Act (Title III of Pub. L. 107-56, signed into law October 26, 2001) (the “Act”), it is required to obtain, verify and record information that identifies the Borrowers, which information includes the name and address of the Borrowers and other information that will allow such Lender or the Agent, as applicable, to identify the Borrowers in accordance with the Act.

ARTICLE IX
Agent

9.1 Authorization and Action.

(a) The Lenders from time to time a party hereto hereby irrevocably appoint First National as the Agent and authorize the Agent to take such actions on their behalf and to exercise such powers as are delegated to the Agent by the terms of the Loan Documents, together with such actions and powers as are reasonably incidental thereto.

(b) The Agent shall have the same rights and powers in its capacity as a Lender as the other Lenders and may exercise the same as though it were not the Agent, and the Agent and the Agent’s affiliates may accept deposits from, lend money to and generally engage in any kind of business with Borrowers or any of their subsidiaries or affiliate as if it were not the Agent hereunder. The term “Lender” as used in this Agreement and the other Loan Documents, unless the context otherwise clearly requires, includes the Agent in its individual capacity as a Lender.

(c) The Agent shall not have any duties or obligations except those expressly set forth in this Agreement and the other Loan Documents. Without limiting the generality of the foregoing, (i) the Agent shall not be subject to any fiduciary or other implied duties, regardless of whether an Event of Default has occurred and is continuing, (ii) the Agent shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated by the Loan Documents that the Agent is required to exercise in writing by the Required Lenders, and (iii) except as expressly set forth in the Loan Documents, the Agent shall not have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to Borrowers or any of Borrowers’ subsidiaries or affiliates that is communicated to or obtained by the Agent or any of the Agent’s affiliates in any capacity. The Agent shall not be liable for any action taken or not taken by it with the consent or at the request of the Required Lenders or in the absence of the Agent’s own gross negligence or willful misconduct. The Agent will not be deemed to have knowledge of any Event of Default unless and until written notice thereof is given to the Agent by Borrowers or the other Lenders. Upon the occurrence of an Event of Default, the Agent shall take such action with respect to the enforcement of the Liens on the Collateral under the Loan Documents and the preservation and protection thereof as it shall be directed to take by the Required Lenders, but unless and until the Required Lenders have given such direction the Agent shall take or refrain from taking such actions as it reasonably deems appropriate. In no event, however, shall the Agent be required to take any action in violation of applicable law or of any provision of any Loan Document, and the Agent shall in all cases be fully justified in failing or refusing to act hereunder or under any other Loan Document unless it shall be first indemnified to its reasonable satisfaction by the Lenders (other than the Agent in its capacity as a Lender) against any and all costs, expense, and liability which may be incurred by it by reason of taking or continuing to take any such action. In all cases in which this Agreement and the other Loan Documents do not require the Agent to take certain actions, the Agent shall be fully justified in using its discretion in failing to take or in taking any action hereunder and thereunder. The Agent will not be responsible for or have any duty to ascertain or inquire into (A) any statement, warranty or representation made in or in connection with any Loan Document, (B) the contents of any certificate, report or other document delivered thereunder or in connection therewith, (C) the performance or observance of any of the covenants, agreements or other terms or conditions set forth in any Loan Document, (D) the validity, enforceability, effectiveness or genuineness of any Loan Document or any other agreement, instrument or document, or (E) the satisfaction of any condition set forth in Article VII or elsewhere in any Loan Document, other than to confirm receipt of items expressly required to be delivered to the Agent.

(d) The Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing believed by it to be genuine and to have been signed or sent by the proper person. The Agent also may rely upon any statement made to it orally or by telephone and believed by it to be made by the proper person, and shall not incur any liability for relying thereon. The Agent may consult with legal counsel (who may be counsel for Borrowers), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

(e) The Agent may perform any and all its duties and exercise its rights and powers by or through one or more sub-agents appointed by the Agent. The Agent and any such sub-agent may perform any and all its duties and exercise its rights and powers through their respective affiliates and subsidiaries. The exculpatory provisions of the preceding subsections of this Section 9.1 shall apply to any such sub-agent and to the affiliates and subsidiaries of the Agent and any such sub-agent, and shall apply to their respective activities in connection with the administration of the credit facilities provided for herein as well as activities as the Agent.

(f) Subject to the appointment and acceptance of a successor Agent as provided in this subsection (f), the Agent may resign at any time as Agent by notifying the other Lenders and Borrowers. Upon any such resignation, Lenders shall have the right to appoint a successor. If no successor shall have been so appointed by the Lenders other than the Agent and such successor shall not have accepted such appointment within 30 days after the Agent gives notice of its resignation, then the Agent may, on behalf of the Lenders, appoint a successor Agent which shall be a Lender or an affiliate of a Lender. Upon the appointment of a successor Agent as the Agent hereunder, such successor shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent, and such retiring Agent shall be discharged from its duties and obligations hereunder. The fees payable by Borrowers to a successor Agent shall be the same as those payable to its predecessor unless otherwise agreed between Borrowers and such successor. After the Agent’s resignation hereunder, the provisions of this Article shall continue in effect for the benefit of such retiring Agent, its sub-agents and their respective affiliates and subsidiaries in respect of any actions taken or omitted to be taken by any of them while it was acting as the Agent.

(g) Each Lender acknowledges that it has independently and without reliance upon the Agent or First National and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon First National or the Agent and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Loan Document or any related agreement or any document furnished hereunder or thereunder. It is the responsibility of each Lender to keep itself informed as the creditworthiness of the Borrowers and the value of the Collateral, and the Agent shall have no liability to any Lender with respect thereto.

(h) Each Lender agrees to reimburse the Agent for all out-of-pocket costs and expenses suffered or incurred by the Agent or any security trustee in performing its duties under this Agreement and under the other Loan Documents or in the exercise of any right or power imposed or conferred upon the Agent hereby or thereby (except to the extent that such costs and expenses arise out of the Agent’s or such security trustee’s gross negligence or willful misconduct), to the extent that the Agent is not promptly reimbursed for the same by the Borrowers, or out of the Collateral, all such costs and expenses shall be borne by the Lenders ratably in accordance with their respective Percentages.

9.2. Indemnification. Each Lender other than the Agent agrees to indemnify the Agent (to the extent not reimbursed by Borrowers), ratably according to the respective Percentage of the Commitments, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may be imposed on, incurred by, or asserted against the Agent in any way relating to or arising out of this Agreement or any other Loan Document or any action taken or omitted by the Agent under this Agreement or any other Loan Document, provided that each Lender shall not be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from the Agent’s gross negligence or willful misconduct in connection with the Agent’s acts or omissions with respect to this Agreement and the Loan Documents. Without limitation of the foregoing, each Lender other than the Agent agrees to reimburse the Agent promptly upon demand for its ratable share of any out-of-pocket expenses (including counsel fees) incurred by the Agent in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement or any other Loan Document to the extent that the Agent is not reimbursed for such expenses by Borrowers.

ARTICLE X
Yield Protection

10.1. Yield Protection. (a) Increased Costs. If, due to either (i) the introduction of or any change in or in the interpretation of any law or regulation after the date hereof, or (ii) the compliance with any guideline or request from any central bank or other governmental authority (whether or not having the force of law) issued or made after the date hereof (any such introduction, change, guideline or request being referred to herein as a “Regulatory Change”), there shall be reasonably incurred any increase in the cost to any Lender of agreeing to make or making, funding or maintaining Advances accruing interest at the LIBOR Rate, then Borrowers shall from time to time, upon demand by the Agent, jointly and severally pay to the Agent for the account of such Lenders, additional amounts sufficient to compensate such Lenders for such increased cost. A certificate as to the amount of such increased cost and giving a reasonable explanation thereof, submitted to Borrowers shall constitute such demand and shall be conclusive and binding for all purposes, absent manifest error.

(b) Capital. If any Lender determines that (i) as a result of a Regulatory Change, compliance with any law or regulation or any guideline or request from any central bank or other governmental authority (whether or not having the force of law) affects or would affect the amount of capital required or expected to be maintained by such Lender, whether directly, or indirectly as a result of commitments of any corporation controlling such Lender (but without duplication), and (ii) the amount of such capital is increased by or based upon (A) the existence of such Lender’s commitment to lend hereunder, or (B) the participation in or issuance or maintenance of any Advance and (C) other similar such commitments, then, upon demand by such Lender, Borrowers shall immediately and jointly and severally pay to the Agent for the account of such Lender from time to time as specified by such Lender additional amounts sufficient to compensate such Lender in the light of such circumstances, to the extent that such Lender reasonably determines such increase in capital to be allocable to the transactions contemplated hereby. A certificate as to such amounts and giving a reasonable explanation thereof (to the extent permitted by law), submitted to Borrowers and the Agent by such Lender, shall be conclusive and binding for all purposes, absent manifest error.

(c) Notices. Each Lender hereby agrees to use commercially reasonable efforts (including the giving of a notice in accordance with Section 8.4 above) to notify Borrowers of the occurrence of any event referred to in subsection (a) or (b) of this Section 10.1 promptly after becoming aware of the occurrence thereof. The failure of either Lender to provide such notice or to make demand for payment under said subsection shall not constitute a waiver of such Lender’s rights hereunder.

(d) Survival of Obligations. Borrowers’ obligations under this Section 10.1 shall survive the repayment of all other amounts owing to the Lenders and the Agent under the Loan Documents and the termination of the Loans. If and to the extent that the obligations of Borrowers under this Section 10.1 are unenforceable for any reason, Borrowers agree to make the maximum contribution to the payment and satisfaction thereof which is permissible under applicable law.

10.2. Taxes. (a) All payments by Borrowers hereunder and under the other Loan Documents shall be made free and clear of and without deduction for all present or future taxes, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto, excluding, in the case of any Lender, taxes imposed on its net income, and franchise taxes imposed on it by the jurisdiction under the laws of which such Lender is organized or any political subdivision thereof and, in the case of any Lender, taxes imposed on its net income, and franchise taxes imposed on it by the jurisdiction of such Lender’s applicable lending office or any political subdivision thereof (all such non-excluded taxes, levies, imposts, deductions, charges, withholdings and liabilities being hereinafter referred to as “Taxes”). If either Borrower shall be required by law to deduct any Taxes from or in respect of any sum payable hereunder or under any other Loan Document to any Lender, (i) the sum payable shall be increased as may be necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 10.2) such Lender receives an amount equal to the sum it would have received had no such deductions been made, (ii) such Borrower shall make such deductions and (iii) such Borrower shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable law.

(b) In addition, each Borrower jointly and severally agrees to pay any present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies that arise from any payment made hereunder or under any other Loan Document or from the execution, delivery or registration of, or otherwise with respect to, this Agreement or any other Loan Document (hereinafter referred to as “Other Taxes”).

(c) Each Borrower jointly and severally agrees to indemnify each Lender for the full amount of Taxes and Other Taxes (including any Taxes and any Other Taxes imposed by any jurisdiction on amounts payable under this Section 10.2) paid by such Lender and any liability (including penalties, interest and expenses, except for any penalties, interest and expenses caused by the gross negligence or willful misconduct of such Lender) arising therefrom or with respect thereto, whether or not such Taxes or Other Taxes were correctly or legally asserted. This indemnification shall be made within 30 days from the date such Lender makes written demand therefor, which demand shall be accompanied by a statement providing an explanation of the facts and calculations that form the basis of such demand.

(d) Within 30 days after the date of any payment of Taxes, Borrowers will furnish to the Agent the original or a certified copy of a receipt evidencing payment thereof or, if a receipt is unavailable, such other evidence reasonably satisfactory to the Agent.

(e) Without prejudice to the survival of any other agreement of Borrowers hereunder, the agreements and joint and several obligations of Borrowers contained in this Section 10.2 shall survive the repayment of all other amounts owing to the Lenders and the Agent under the Loan Documents and the termination of the Loans. If and to the extent that the obligations of Borrowers under this Section 10.2 are unenforceable for any reason, each Borrower agrees to make the maximum contribution to the payment and satisfaction thereof which is permissible under applicable law.

A CREDIT AGREEMENT MUST BE IN WRITING TO BE ENFORCEABLE UNDER NEBRASKA LAW. TO PROTECT YOU (BORROWER) AND US (LENDER) FROM ANY MISUNDERSTANDINGS OR DISAPPOINTMENTS, ANY CONTRACT, PROMISE, UNDERTAKING, OR OFFER TO FOREBEAR REPAYMENT OF MONEY OR TO MAKE ANY OTHER FINANCIAL ACCOMMODATION IN CONNECTION WITH THIS LOAN OF MONEY OR GRANT OR EXTENSION OF CREDIT, OR ANY AMENDMENT OF, CANCELLATION OF, WAIVER OF, OR SUBSTITUTION FOR ANY OR ALL OF THE TERMS OR PROVISIONS OF ANY INSTRUMENT OR DOCUMENT EXECUTED IN CONNECTION WITH THIS LOAN OF MONEY OR GRANT OR EXTENSION OF CREDIT, MUST BE IN WRITING TO BE EFFECTIVE.

[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized officers on the day and year first above written.

SUMMIT HOTEL PROPERTIES, LLC, a South Dakota limited liability company, by its Company Manager, THE SUMMIT GROUP, INC.

By: /s/ Kerry W. Boekelheide
Kerry W. Boekelheide, Chief Executive
Officer

SUMMIT HOSPITALITY V, LLC, a South Dakota limited liability company, by its sole member,

SUMMIT HOTEL PROPERTIES, LLC, by its Company Manager, SUMMIT GROUP, INC.

By: /s/ Kerry W. Boekelheide
Kerry W. Boekelheide, Chief Executive
Officer

FIRST NATIONAL BANK OF OMAHA, as a Lender

and as Agent

By: /s/ Marc Wisdom
Title:  Vice President

BANK MIDWEST, N.A., as a Lender

By: /s/ Bill Miller
Title: Vice President

CRAWFORD COUNTY TRUST & SAVINGS, as a Lender

By: /s/ [signature illegible]
Title: Senior Vice President

QUAD CITY BANK & TRUST COMPANY, as a Lender

By: /s/ [signature illegible]
Title: Assistant Vice President

EXHIBIT A
(Definitions)

“Administrative Agent” shall mean First National Bank of Omaha and its successors, assigns and replacements.

“Appraised Value” shall mean the “as stabilized” value of a Hotel, determined in accordance with Section 7.2(c) of this Agreement.

“Audit Committee” shall mean each Borrower’s respective Audit Committee established pursuant to such Borrower’s Operating Agreement, which Audit Committee shall contain independent members.

“Business Day” shall mean any day other than a Saturday, Sunday or other day on which commercial banks in Omaha, Nebraska or New York, New York are authorized or required to close or any day on which dealings between banks are not carried on in U.S. dollar deposits in London, England.

“Collateral Agent” shall mean First National Bank of Omaha and its successors, assigns and replacements.

“Commitments” shall mean the dollar amount each Lender has committed to lend to Borrowers hereunder, which commitments shall be the principal amount indicated in Schedule 1.1 attached hereto and incorporated herein by reference. The aggregate Commitments available for borrowing will be reduced by the outstanding principal balance of each Pool One Loan and Pool Two Loan outstanding on the date of determination.

“Debt” shall mean with respect to any Person, without duplication, (a) all obligations of such Person for borrowed money or with respect to deposits or advances of any kind, (b) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, (c) all obligations of such Person upon which interest charges are customarily paid, (d) all obligations of such Person under conditional sale or other title retention agreements relating to property acquired by such Person, (e) all obligations of such Person in respect of the deferred purchase price of property or services (excluding current accounts payable incurred in the ordinary course of business), (f) all Debt of others secured by (or for which the holder of such Debt has an existing right, contingent or otherwise, to be secured by) any Lien on property owned or acquired by such Person, whether or not the Debt secured thereby has been assumed, (g) all guarantees by such Person of Debt of others, (h) all capital lease obligations (as determined in accordance with generally accepted accounting principles) of such Person, (i) all obligations, contingent or otherwise, of such Person as an account party in respect of letters of credit and letters of guaranty and (j) all obligations, contingent or otherwise, of such Person in respect of bankers’ acceptances. The Debt of any Person shall include the Debt of any other entity (including any partnership in which such Person is a general partner) to the extent such Person is liable therefor as a result of such Person’s ownership interest in or other relationship with such entity, except to the extent the terms of such Debt provide that such Person is not liable therefor.

“Debt Service Coverage Ratio” shall be calculated consistent with the principles used in the preparation of the financial statements referenced in Section 3.7 of this Agreement as EBITDA during the trailing four (4) quarters divided by principal and interest payments on the aggregate first mortgage term debt scheduled and paid during the trailing four (4) quarters. Expenses of Borrowers funded with loan proceeds from the refinance of a Hotel(s) owned by a Borrower where such loan proceeds are used for repair and maintenance of such Hotel(s) shall be excluded from the determination of the Debt Service Coverage Ratio for such Borrower.

“Defaulting Lender” means any Lender that (a) has failed to advance to the Agent any portion of the Loans required to be funded by such Lender pursuant to this Agreement on the date required to be funded by such Lender pursuant to this Agreement and such failure is continuing on the date of determination, (b) has otherwise failed to pay over to the Agent any other amount required to be paid by such Lender under this Agreement or under any Loan Document within one (1) Business Day of the date when due, unless the subject of a good faith dispute and such failure is continuing on the date of determination, or (c) has been deemed insolvent, become the subject of a bankruptcy or insolvency proceeding or had its assets and/or control frozen or seized by the applicable banking regulators or other governmental agency.

“EBITDA” shall mean , for either Borrower for any period, the net income of such Borrower before provision for income taxes, interest expense (including implicit interest expense on capitalized leases), depreciation expense, amortization expense and non-recurring renovation/remodel expenses funded with the proceeds of a Loan or other non-operating sources and other non-cash expenses or charges, excluding (to the extent included): (a) non-operating gains (including extraordinary or nonrecurring gains, gains from discontinuance of operations and gains arising from the sale of assets other than the sale of inventory in the ordinary course of such Borrower’s business) during the relevant period; and (b) similar non-operating losses during such period.

“Hotel” shall mean a limited service hotel owned by a Borrower securing the Loans.

“LIBOR Rate” shall mean the London Interbank Offered Rate for U.S. Dollar Deposits for 90 day periods as quoted by the Agent from the Bloomberg Finance, L.P. rate sheets, or any successor thereto, which shall be that rate in effect on the first New York Banking Day of each calendar month, adjusted for any reserve requirement and any subsequent costs arising from a change in government regulation, such rate to be reset at the beginning of each succeeding month. The Agent will tell Borrowers the current LIBOR Rate upon a Borrower’s request. The Agent may designate a substitute index after notifying Borrowers and the Lenders. The LIBOR Rate is not necessarily the lowest rate charged by Lenders on their loans. Borrowers understand that Lenders may make loans based on other rates as well.

“Lien” shall mean , with respect to any asset, any mortgage, lien, pledge, charge, assignment, security interest or other encumbrance of any kind in respect of such asset.

“Loans” shall mean collectively, the Pool One Loans and the Pool Two Loans.

“Material Adverse Effect” shall mean, with respect to any event, act, condition or occurrence of whatever nature (including any adverse determination in any litigation, arbitration, or governmental investigation or proceeding), whether singularly or in conjunction with any other event or events, act or acts, condition or conditions, occurrence or occurrences whether or not related, a material adverse change in, or a material adverse effect on, (i) the business, operations, results of operations, financial condition, assets, Collateral or liabilities, of either Borrower, (ii) the ability of either Borrower to perform any of its obligations under the Loan Documents to which it is a party, (iii) the rights and remedies of Lenders under any of the Loan Documents or (iv) the legality, validity or enforceability of any of the Loan Documents.

“Percentage” shall mean, at any time, with respect to a Lender, expressed as a percentage, a fraction (i) the numerator of which is such Lender’s Commitment at such time and (ii) the denominator of which is the aggregate total of all Lenders’ Commitments at such time.

“Person” shall mean any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, governmental department or authority or other entity.

“Pool One Advance” shall mean an advance to a Borrower from Lenders under the Pool One Loan.

“Pool One Loan Formula” shall mean an amount up to and including (but not in excess of) sixty-five percent (65%) of the lesser of (i) the Appraised Value of a Hotel acquired with a Pool One Advance and (ii) the Project Costs of the Hotel acquired with the proceeds of the Pool One Loan Advance increased to the nearest $100,000.00 multiple; provided, however, that notwithstanding the foregoing, in no event without the prior written consent of the Required Lenders may the amount of a Pool One Advance exceed one hundred twenty percent (120%) of the purchase price of the Hotel acquired with such Pool One Advance. Notwithstanding the foregoing, only with respect to a Renovated Hotel acquired with a Pool One Loan which has been outstanding for at least one year, if a Borrower desires to refinance such Pool One Loan with another Pool One Loan, then the principal amount of such Pool One Loan increased to the nearest multiple of $100,000.00 must be equal to or less than sixty-five percent (65%) of the Appraised Value of such Renovated Hotel, and if refinanced with another Pool One Loan, the maturity date of such Pool One Note will remain the maturity date of the Pool One Note being refinanced. However, the foregoing one (1) year waiting requirement with respect to a Renovated Hotel will not apply if the Renovated Hotel has been owned by the applicable Borrower in excess of three (3) years; provided, that the maximum principal amount of the Pool Two Loan secured by such Renovated Hotel or Pool One Loan may not exceed sixty-five percent (65%) of the Appraised Value of such Renovated Hotel. In no event shall Pool One Advances in the aggregate at any time exceed the lesser of (i) the aggregate Commitments of the Lenders minus the amount of Loans outstanding at the time of a request for a Pool One Advance and (ii) $50,000,000.00 minus the amount of Loans outstanding at the time of a Pool One Advance.

“Pool One Certificate” shall mean a certificate substantially in the form of the certificate attached as Schedule 1.8 hereto completed by the requesting Borrower and delivered to the Agent, who shall distribute it to the Lenders, at the time of the giving of a Notice of Borrowing for a Pool One Loan.

“Pool Two Certificate” shall mean a certificate substantially in the form of the certificate attached as Schedule 1.8 hereto completed by the requesting Borrower and delivered to the Agent, who shall distribute it to the Lenders, at the time of the giving of a Notice of Borrowing for a Pool Two Loan.

“Project Costs” shall mean the total amount of the purchase price, franchise fees, franchise required expenditures including, but not limited to, capital improvements, signage and computer systems, architectural expenses, permits and fees, initial working capital and financing and closing costs relating to a Hotel.

“Required Lenders” shall mean Lenders holding fifty-one percent (51%) or more of the aggregate Commitments.

“Renovated Hotel” shall have the meaning given to such term in Section 1.4(a) of this Agreement.

“Reserve Hotel” shall mean each Hotel which is the subject of a Pool Two Loan and each Hotel other than a Renovated Hotel which is the subject of a Pool One Loan.

“Special Loan” shall mean a Loan where the original principal amount of such Loan exceeded 100% of the purchase price of the Hotel securing such Loan.

“Total Debt” shall mean on the date of any determination thereof the aggregate of the Debt outstanding on the (i) Fortress Loan, plus (ii) any Debt of Borrowers, The Summit Group, Inc. and any affiliate or subsidiary of either Borrower or The Summit Group, Inc., to the extent of Borrowers ownership interest in such affiliate or subsidiary, secured by a mortgage, deed of trust or similar instrument on real property owned or leased by such Borrower, The Summit Group, Inc. or any such affiliate or subsidiary, including, without limitation, and Loan under this Agreement, the Current Loan Agreement or under the Loan Agreement with First National described in Section 5.4(c), plus (iii) any unsecured Debt owed by either Borrower, The Summit Group, Inc., or any affiliate or subsidiary of either Borrower or The Summit Group, Inc., to First National.

“Tangible Net Worth” shall mean at any date, the excess of total assets over total liabilities, total assets and Total Liabilities each to be determined in accordance with generally accepted accounting principles consistent with those applied in the preparation of the financial statements referred to in Section 3.7 of this Agreement, and excluding, from the determination of total assets all assets which would be classified as intangible assets under generally accepted accounting principles, including, without limitation, goodwill, licenses, patents, trademarks, trade names, copyrights and franchises, and specifically excluding from the determination of total assets any loans to a parent, affiliate or subsidiary of the applicable Borrower or any shareholder, officer, director or employee of the applicable Borrower.

“Termination Date” shall mean the earlier to occur of (i) June 24, 2010 or (ii) the date the Agent accelerates the Loans after the occurrence of an Event of Default.

All accounting terms not specifically defined herein shall be construed in accordance with generally accepted accounting principles, as in effect in the United States. “Including” (and with correlative meaning “include”) means including without limiting the generality of any description preceding such term. This Agreement and the other Loan Documents shall be construed without regard to any presumption or rule requiring construction against the party causing any such document or any portion thereof to be drafted. The Section and other headings in this Agreement and any index in this Agreement are for convenience of reference only and shall not limit or otherwise affect any of the terms of this Agreement. Similarly, any page footers or headers or similar word processing, document or page identification numbers in this Agreement or any index or exhibit are for convenience of reference only and shall not limit or otherwise affect any of the terms of this Agreement, nor shall there be any requirement that any such footers or other numbers be consistent from page to page. Unless the context clearly requires otherwise, any reference to a Section of this Agreement refers to all Sections and Subsections thereunder. Any pronoun used herein shall be deemed to cover all genders. Defined terms used in this Agreement may be set forth in this Exhibit or other Sections of this Agreement, and all such definitions defined in the singular shall have a corresponding meaning when used in the plural and vice versa.

EXHIBIT B
(Pool One Note Form)

POOL ONE NOTE

$            , 200

FOR VALUE RECEIVED, the undersigned, [Summit Hotel Properties, LLC/Summit Hospitality V, LLC] (“Borrower”), a South Dakota limited liability company, hereby promises to pay to the order of First National Bank of Omaha (the “Agent”) as Administrative Agent and Collateral Agent for the Lenders, at its offices in Omaha, Nebraska or at such other place as the owner and holder of this Pool One Note (“Note”) may direct, and in lawful money of the United States of America and in immediately available funds, the principal sum of $     , plus accrued interest. This Note evidences a Pool One Advance under and is issued pursuant to the terms and conditions contained in that certain First Amended and Restated Loan Agreement dated August   , 2009 (as amended from time to time, the “Loan Agreement”) among Borrowers, the Agent and the Lenders a party thereto, as it may be from time to time amended or restated, and the terms, conditions and provisions of the Loan Agreement, including, without limitation, the provisions relating to collateral securing and limitations on borrowing under this Note, are incorporated herein by reference. Capitalized terms not otherwise defined in this Note shall have the meaning given to such terms in the Loan Agreement.

This Note shall bear interest at the interest rate provided for in the Loan Agreement. Interest shall be calculated on the actual number of days outstanding on the basis of a year consisting of 360 days, and shall be payable monthly, in arrears, commencing on       , 200       and continuing on the        day of each month thereafter until the earlier to occur of (i)      , 200       and (ii) the date the Agent accelerates this Note due to an Event of Default (the “Maturity Date”) when the outstanding principal balance together with accrued and unpaid interest shall be due and payable in full. The principal balance of this Note shall bear interest after the occurrence and during the continuance of any Event Default and after maturity, whether by acceleration or otherwise, at a variable per annum rate equal to four percent (4%) in excess of the LIBOR Rate, but not to exceed the maximum rate allowed by law.

The principal balance outstanding on this Note together with accrued and unpaid interest shall be due and payable in full on the Maturity Date. Borrower may, at any time, make principal prepayments as provided for in the Loan Agreement. All payments shall be first applied to any expenses, fees, protective advances or other sums due or to be reimbursed to the Agent under the Loan Agreement or any other Loan Document, then to accrued interest and last to principal.

The aggregate unpaid principal amount plus interest shall become due and payable without demand or further action on the part of the Agent upon the occurrence of an Event of Default and subsequent to all applicable grace or notice and cure periods as set forth under the Loan Agreement. If the maturity date of this Note is accelerated as a consequence of an Event of Default, then the Agent and Lenders shall have all the rights and remedies provided for in the Loan Agreement, the other Loan Documents, or otherwise available at law or in equity. The rights, powers, privileges, options and remedies of the Agent and Lenders provided in the Loan Agreement, the other Loan Documents or otherwise available at law or in equity shall be cumulative and concurrent, and may be pursued singly, successively or together at the sole discretion of the Agent and Lenders, and may be exercised as often as occasion therefor shall occur. No delay or discontinuance in the exercise of any right, power, privilege, option or remedy shall be deemed a waiver of such right, power, privilege, option or remedy, nor shall the exercise of any right, power, privilege, option or remedy be deemed an election of remedies or a waiver of any other right, power, privilege, option or remedy. Without limiting the generality of the foregoing, the Agent’s failure after the occurrence of an Event of Default to declare this Note immediately due and payable in full shall not constitute a waiver of such right in connection with any future Event of Default. The Agent may rescind any acceleration of this Note without in any way waiving or affecting its right to accelerate this Note in the future. The Agent’s acceptance of partial payment or partial performance shall not in any way affect or rescind any acceleration of this Note made by the Agent.

Unless prohibited by law, Borrower will pay on demand all costs of collection, legal expenses and attorneys’ fees incurred or paid by the Agent in collecting and/or enforcing this Note.

If any installment of this Note shall become due and payable on a day which is not a business day of Lender, payment shall be made on the next succeeding business day of the Agent and, with respect to payments of principal, interest shall be payable thereon at the applicable rate during such extension.

Borrower and all endorsers, sureties, guarantors and other Persons liable hereon or who may become liable for the payment hereof, severally waive demand, presentment, notice of dishonor or nonpayment, notice of protest and any and all lack of diligence in the enforcement hereof and hereby assent to each and any extension or postponement of the time of payment, at or after maturity, or other indulgence or modification and hereby waive any and all notice thereof.

This Note is secured by the Collateral defined in the Loan Agreement and by those certain [Deed of Trust/Mortgage] and Security Agreement, each of even date herewith on the property encumbered thereunder.

This Note shall be governed by, and construed in accordance with, the laws of the State of Nebraska, exclusive of its choice of laws principles.

IN WITNESS WHEREOF, the undersigned has duly caused this Note to be executed in favor of and delivered to the Agent as of the date first written above.

SUMMIT HOTEL PROPERTIES, LLC, a South Dakota limited liability company, by THE SUMMIT GROUP, INC., its Company Manager

By:
Title:

SUMMIT HOSPITALITY V, LLC, a South Dakota limited liability company, by its sole member,

SUMMIT HOTEL PROPERTIES, LLC, by its Company Manager, SUMMIT GROUP, INC.

By:
Title:

EXHIBIT C
(Pool Two Note Form)

POOL TWO NOTE

$            , 200

FOR VALUE RECEIVED, the undersigned, [Summit Hotel Properties, LLC/Summit Hospitality V, LLC] (“Borrower”), a South Dakota limited liability company, hereby promises to pay to the order of First National Bank of Omaha (the “Agent”) as Administrative Agent and Collateral Agent for the Lenders, at its offices in Omaha, Nebraska or at such other place as the owner and holder of this Pool Two Note (“Note”) may direct, and in lawful money of the United States of America and in immediately available funds, the principal sum of $     , plus accrued interest. This Note evidences a Pool Two Loan under and is issued pursuant to the terms and conditions contained in that certain First Amended and Restated Loan Agreement (as amended from time to time, the “Loan Agreement”) dated August   , 2009 among the Borrowers, the Agent and the Lenders a party thereto, as it may be from time to time amended or restated, and the terms, conditions and provisions of the Loan Agreement, including, without limitation, the provisions relating to collateral securing and limitations on borrowing under this Note, are incorporated herein by reference. Capitalized terms not otherwise defined in this Note shall have the meaning given to such terms in the Loan Agreement.

This Note shall bear interest at the interest rate provided for in the Loan Agreement. Interest shall be calculated on the actual number of days outstanding on the basis of a year consisting of 360 days, and shall be payable monthly, in arrears, on the same dates that principal installments under this Note are due and on the date the Agent accelerates this Note due to an Event of Default. The principal balance of this Note shall bear interest after the occurrence and during the continuance of any Event Default and after maturity, whether by acceleration or otherwise, at a variable per annum rate equal to four percent (4%) in excess of the LIBOR Rate, but not to exceed the maximum rate allowed by law.

The principal balance of this Note shall be payable in fifty-nine (59) equal monthly installments of $     , with the amount of such monthly installments calculated on a twenty (20) year amortization schedule, commencing on        and continuing on the same day of each month thereafter until        when the outstanding principal balance together with accrued and unpaid interest shall be due and payable in full. Borrower may, at any time, make principal prepayments as provided for in the Loan Agreement. All payments shall be first applied to any expenses, fees, protective advances or other sums due or to be reimbursed to the Agent and the Lenders under the Loan Agreement or any other Loan Document, then to accrued interest and last to principal.

The aggregate unpaid principal amount plus interest shall become due and payable without demand or further action on the part of the Agent upon the occurrence of an Event of Default and subsequent to all applicable grace or notice and cure periods as set forth under the Loan Agreement. If the maturity date of this Note is accelerated as a consequence of an Event of Default, then the Agent and Lenders shall have all the rights and remedies provided for in the Loan Agreement, the other Loan Documents, or otherwise available at law or in equity. The rights, powers, privileges, options and remedies of the Agent and Lenders provided in the Loan Agreement, the other Loan Documents or otherwise available at law or in equity shall be cumulative and concurrent, and may be pursued singly, successively or together at the sole discretion of the Agent and Lenders, and may be exercised as often as occasion therefor shall occur. No delay or discontinuance in the exercise of any right, power, privilege, option or remedy shall be deemed a waiver of such right, power, privilege, option or remedy, nor shall the exercise of any right, power, privilege, option or remedy be deemed an election of remedies or a waiver of any other right, power, privilege, option or remedy. Without limiting the generality of the foregoing, the Agent’s failure after the occurrence of an Event of Default to declare this Note immediately due and payable in full shall not constitute a waiver of such right in connection with any future Event of Default. The Agent may rescind any acceleration of this Note without in any way waiving or affecting its right to accelerate this Note in the future. The Agent’s acceptance of partial payment or partial performance shall not in any way affect or rescind any acceleration of this Note made by the Agent.

Unless prohibited by law, Borrower will pay on demand all costs of collection, legal expenses and attorneys’ fees incurred or paid by the Agent in collecting and/or enforcing this Note.

If any installment of this Note shall become due and payable on a day which is not a business day of the Agent, payment shall be made on the next succeeding business day of Lender and, with respect to payments of principal, interest shall be payable thereon at the applicable rate during such extension.

Borrower and all endorsers, sureties, guarantors and other Persons liable hereon or who may become liable for the payment hereof, severally waive demand, presentment, notice of dishonor or nonpayment, notice of protest and any and all lack of diligence in the enforcement hereof and hereby assent to each and any extension or postponement of the time of payment, at or after maturity, or other indulgence or modification and hereby waive any and all notice thereof.

This Note is secured by the Collateral defined in the Loan Agreement and by those certain [Deed of Trust/Mortgage] and Security Agreement, each of even date herewith on the property encumbered thereunder.

This Note shall be governed by, and construed in accordance with, the laws of the State of Nebraska, exclusive of its choice of laws principles.

IN WITNESS WHEREOF, the undersigned has duly caused this Note to be executed in favor of and delivered to the Agent as of the date first written above.

SUMMIT HOTEL PROPERTIES, LLC, a South Dakota limited liability company, by THE SUMMIT GROUP, INC., its Company Manager

By:
Title:

SUMMIT HOSPITALITY V, LLC, a South Dakota limited liability company, by its sole member,

SUMMIT HOTEL PROPERTIES, LLC, by its Company Manager, SUMMIT GROUP, INC.

By:
Title:

SCHEDULE 1.1
(Commitments)

First National Bank of Omaha:	$10,000,000.00
Bank Midwest, N.A.	$15,000,000.00
Crawford County Trust & Savings	$5,000,000.00
Quad City Bank & Trust Company	$5,000,000.00
Total:		$35,000,000.00

SCHEDULE 1.8
(Pool One Certificate and Pool Two Certificate)

POOL ONE CERTIFICATE

The undersigned certifies that he/she currently is the        of [Summit Hotel Properties, LLC/Summit Hospitality V, LLC] (“Company”), a South Dakota limited liability company, and that he/she is submitting this Pool One Certificate in connection with a Notice of Borrowing for a Pool One Loan under that certain First Amended and Restated Loan Agreement among the Borrowers, First National Bank of Omaha as the Agent and a Lender and the other Lenders a party thereto (First National Bank of Omaha and such other Lenders are hereinafter collectively referred to as the “Lenders”) dated August   , 2009 (as it may be amended from time to time, the “Loan Agreement”). This Pool One Certificate relates to the Hotel identified below which will secure the Pool One Loan requested in connection with this Pool One Certificate. The undersigned is submitting this Pool One Certificate to demonstrate compliance with the requirements provided for in the Loan Agreement. Also attached hereto are all relevant facts in reasonable detail to evidence the computations of the financial covenants, which were computed in accordance with the terms of the Loan Agreement.

I. Hotel Information

Name:	—
Franchise:	—
Address:	—

Pool One Loan
Amount Requested—
II.	Appraised Value/Project Cost of the Hotel

The Pool One Loan cannot exceed 65% of the lesser of the

Appraised Value of the Hotel:	or
Project Costs of the Hotel:	.

65% of the Appraised Value of the Hotel is $      and
65% of the Project Costs of the Hotel is $     . The lesser of the foregoing is $     .

Purchase Price (if applicable):        (the Pool One Loan amount cannot exceed 120% of the purchase price without the prior written consent of the Required Lenders, notwithstanding the Appraised Value/Project Cost determination above).

If the Hotel is a Renovated Hotel acquired with a Pool One Loan outstanding for at least one year and which Hotel the applicable Borrower has owned for 3 years or more, then the following applies in lieu of the foregoing:

65% of the Appraised Value of the Renovated Hotel is $

III. Financial Covenant Compliance

Debt Service Coverage Ratio

Company’s Debt Service Coverage Ratio at the time of this Pool Two Certificate (based upon the latest available calculation date):

Required Debt Service Coverage Ratio: 1.5:1.0

Calculation of Debt Service Coverage Ratio:

Earnings        before

Interest       ,

Income taxes       ,

Depreciation       ,

Amortization        and

Non-recurring renovation/remodel expenses funded with the proceeds of a Loan or other non-operating sources       , divided by

Principal and interest payments on the aggregate first mortgage term debt scheduled and paid during the trailing 4 quarters

Equals       .

Liquidity Covenant

Unencumbered cash balances as of the end of the period covered by this Certificate:

$

Required Liquidity Covenant		$4,000,000.00
IV.	Defaults

The undersigned hereby certifies that the above reported information is correct, and that

[ ] No event of default has occurred; or
[ ] An event of default has occurred under the following circumstances:

(Insert detail or attach description)

By:        Date:
Title:

POOL TWO CERTIFICATE

The undersigned certifies that he/she currently is the        of [Summit Hotel Properties, LLC/Summit Hospitality V, LLC] (“Company”), a South Dakota limited liability company, and that he/she is submitting this Pool Two Certificate in connection with a Notice of Borrowing for a Pool Two Loan under that certain First Amended and Restated Loan Agreement among the Borrowers, First National Bank of Omaha as the Agent and a Lender and the other Lenders a party thereto (First National Bank of Omaha and such other Lenders are hereinafter collectively referred to as the “Lenders”) dated August   , 2009 (as it may be amended from time to time, the “Loan Agreement”). This Pool Two Certificate relates to the Hotel identified below which will secure the Pool Two Loan requested in connection with this Pool Two Certificate. The undersigned is submitting this Pool Two Certificate to demonstrate compliance with the Conversion Requirements provided for in the Loan Agreement. Also attached hereto are all relevant facts in reasonable detail to evidence the computations of the financial covenants, which were computed in accordance with the terms of the Loan Agreement.

I. Hotel Information

Name:
Franchise:
Address:

Pool Two Loan
Amount Requested—
II.	Appraised Value/Project Cost of the Hotel

The Pool Two Loan cannot exceed 65% of the lesser of the

Appraised Value of the Hotel:	or
Project Costs of the Hotel:	.

65% of the lesser of the Appraised Value and the Project Costs of the Hotel is       .

Purchase Price (if applicable):        (Pool Two Loan amount cannot exceed 120% of the purchase price without the prior written consent of the Required Lenders, notwithstanding the Appraised Value/Project Cost determination above).

If the Hotel is a Renovated Hotel, then the following applies in lieu of the foregoing:

65% of the Appraised Value of the Renovated Hotel is $

The requested Pool Two Loan [       refinances a current Pool Two Loan or Pool One Loan which has been outstanding for at least one year] or [       the applicable Borrower has owned the Renovated Hotel for 3 years or more].

III. Debt Service Coverage Ratio

The Debt Service Coverage Ratio for the Hotel covered by this Pool Two Certificate:

Required Debt Service Coverage Ratio: 1.25:1.0

Calculation of Debt Service Coverage Ratio:

Earnings        before

Interest       ,

Income taxes       ,

Depreciation       ,

Amortization        and

Non-recurring renovation/remodel expenses funded with the proceeds of a Loan or other non-operating sources       , divided by

Principal and interest payments on the aggregate first mortgage term debt scheduled and paid during the trailing 4 quarters

Equals       .

IV. Financial Covenant Compliance

Debt Service Coverage Ratio

Company’s Debt Service Coverage Ratio at the time of this Pool Two Certificate (based upon the latest available calculation date):

Required Debt Service Coverage Ratio: 1.5:1.0

Calculation of Debt Service Coverage Ratio:

Earnings        before

Interest       ,

Income taxes       ,

Depreciation       ,

Amortization        and

Non-recurring renovation/remodel expenses funded with the proceeds of a Loan or other non-operating sources       , divided by

Principal and interest payments on the aggregate first mortgage term debt scheduled and paid during the trailing 4 quarters

Equals       .

Liquidity Covenant

Unencumbered cash balances as of the end of the period covered by this Certificate:

$

Required Liquidity Covenant $4,000,000.00

V. Defaults

The undersigned hereby certifies that the above reported information is correct, and that

[ ] No event of default has occurred; or
[ ] An event of default has occurred under the following circumstances:

(Insert detail or attach description)

By:        Date:
Title:

SCHEDULE 3.5
(Permitted Liens)

SCHEDULE 4.3(c)
(Compliance Certificate)

COMPLIANCE CERTIFICATE

The undersigned certifies that he/she currently is the        of Summit Hotel Properties, LLC and Summit Hospitality V, LLC (collectively, “Company”), each a South Dakota limited liability company, and that he/she has individually reviewed the provisions of the First Amended and Restated Loan Agreement between Company, First National Bank of Omaha as the Agent and a Lender and the other Lenders a party thereto (First National Bank of Omaha and such other Lenders are hereinafter collectively referred to as the “Lenders”) dated August   , 2009 (as it may be amended from time to time, the “Loan Agreement”) and that a review of the activities of the Company since the most recent Compliance Certificate was delivered to Lenders has been made by him/her or under his/her supervision, with a view to determining whether Company has fulfilled all their respective obligations under the Loan Agreement, including, but not limited to, the Affirmative, Financial and Negative Covenants contained in the Loan Agreement. Company hereby certifies to Lenders that Company has observed and performed each undertaking contained in the Loan Agreement and that no Event of Default has occurred or is existing under the Loan Agreement or any other Loan Document. Set forth below are financial covenant measurements for the periods covered by this Compliance Certificate as required by the Loan Agreement. Also attached hereto are all relevant facts in reasonable detail to evidence the computations of the financial covenants, which were computed in accordance with the terms of the Loan Agreement.

For the period between       , 200       and       , 200      .

I. Debt Service Coverage Ratio

Company’s Debt Service Coverage Ratio as of the end of the period covered by Certificate:

Required Debt Service Coverage Ratio: 1.5:1.0

Calculation of Debt Service Coverage Ratio:

Earnings        before

Interest       ,

Income taxes       ,

Depreciation       ,

Amortization        and

Non-recurring renovation/remodel expenses funded with the proceeds of a Loan or other non-operating sources       , divided by

Principal and interest payments on the aggregate first mortgage term debt scheduled and paid during the trailing 4 quarters

Equals       .

II.	Liquidity Covenant

Unencumbered cash balances as of the end of the period covered by this Certificate:

$

Required Liquidity Covenant		$4,000,000.00
III.	Total Debt Covenant

Total Debt outstanding as of the end of the period covered by this Certificate equals: $

Required Total Debt: Not in excess of $450,000,000.00.

IV.
Special Loans

Aggregate Special Loans Outstanding: 25% of the aggregate Commitments:

V. Defaults

The undersigned hereby certifies that the above reported information is correct, and that

[ ] No event of default has occurred; or
[ ] An event of default has occurred under the following circumstances:

(Insert detail or attach description)

VI. Maintenance and Capital Expenditure Reserve

Gross Revenues for each Reserve Hotel as of the end of the period covered by this Certificate:

Maintenance and Capital Expenditure Reserves deposited as of the end of the period covered by this Certificate for each Hotel:

Required Maintenance and Capital Expenditure Reserves:

3% of gross revenues for each Hotel.

By:        Date:
Title: